Exhibit 16(c)(6)

APPRAISAL OF THE VALUE OF

RETAIL BUILDINGS & LAND

LOCATED AT 1920 SKIBO ROAD IN

FAYETTEVILLE, NC.

PREPARED FOR:

Protective Life Insurance Company & Subsidiary

Interfirst Capital

PGP Fayetteville LLC

EFFECTIVE DATE:

February 24, 2014

INSPECTION DATE:

February 24, 2014

PREPARED BY:

Tom J. Keith & Associates, Inc.

121 South Cool Spring Street

Fayetteville, North Carolina 28301

© Tom J. Keith & Associates, Inc. 2014

Member of The FINANCIAL CONSULTING GROUP

121 S. Cool Spring Street Fayetteville, NC 28301 (910) 323-3222 Fax (910) 323-1180 www.keithvaluation.com email: info@keithvaluation.com Fred R. Keith, LLD 1900 – 1988

Tom J. Keith, MAI, CBA, ASA

Anne Keith, Office Manager
Yolanda D. Wells, GIS Researcher
Thomas W. Bell, MBA
Jim C. Bullard
Brandon T. Wills
John R. Schall
Matthew Adams

February 28, 2014

Protective Life Insurance Company & Subsidiary

Interfirst Capital

PGP Fayetteville LLC

Jay Turner

PGP Fayetteville LLC

402 Industrial Lane

Birmingham, Alabama 35211

RE: Appraisal of retail buildings & land located 1920 Skibo Road in Fayetteville, NC.

To Whom It May Concern:

As requested, I appraised the above referred-to property for the purpose of reporting to you my opinion of the market value, as of February 24, 2014, the effective date of the appraisal.

Based on the examination and market study made and the scope of work performed, my opinion of the subject’s market value on the date mentioned is:

“Fee Simple” Market Value (Free and Clear of All Leases)	$3,000,000
“Leased Fee” Market Value (Subject to David’s Bridal Lease)	$3,100,000

Member of The FINANCIAL CONSULTING GROUP

The above-stated market value estimate, as is, is the most probable price in terms of cash based on a marketing time not to exceed one year provided optimum marketing methods are employed. The “Fee Simple” Market Value (Free and Clear of All Leases) does not reflect the impact of the 2nd and Charles lease, since the lease may be terminated on the purchase of the property.

The value is based on the site and improvements being free from any contamination and the appraisal estimated the value of the real estate only and does not include the value of furniture, fixtures and equipment.

The client and primary intended user of this report is Protective Life Insurance Company & Subsidiary, Interfirst Capital, PGP Fayetteville LLC. There are no other intended users. The intended use of this report is for internal use and for securing a loan. This report is made for the benefit of only the Client and Intended Users specifically named in this paragraph and the appraiser does not intend and does not reasonably foresee use of this report by others. At the time of engagement, this appraiser has not identified any other additional users or uses. Other parties are cautioned that this report was developed and reported based on a particular, unique Scope of Work agreed to by the appraiser and client and found acceptable by the appraiser. As such, this report does not apply to other uses or to other users, is not intended to benefit other parties, and others may not rely on the content or conclusions of in this report. The appraiser is not responsible for unauthorized use of this report by third parties. The appraiser’s liability is limited to the fee paid for the appraisal.

Appraisal is defined as “the act or process of developing an opinion of value; an opinion of value.”1 Opinion can mean various things to different individuals in differing situations. One dictionary defines opinion as 1. A belief or conclusion held with confidence but not substantiated by positive knowledge or proof: The world is not run by thought, nor by imagination, but by opinion’ (Elizabeth Drew). 2. A judgment based on special knowledge and given by an expert: a medical opinion.2 A law dictionary defines opinion as “A document prepared by an attorney for his client, embodying his understanding of the law as applicable to a state of facts submitted to him for that purpose. The statement by a judge or court of the decision reached in regard to a cause tried or argued before them, expounding the law as applied to the case, and detailing the reasons upon which the judgment is based.”3 The dictionary goes on to explain concurring opinion, dissenting opinion, and per curiam opinion.

[1]	UNIFORM STANDARDS OF PROFESSIONAL APPRAISAL PRACTICE (USPAP), The Appraisal Foundation, Edition effective July 1, 2006, page 1.
[2]	THE AMERICAN HERITAGE DICTIONARY OF THE ENGLISH LANGUAGE, Third Edition, Houghton Mifflin Company, Boston, 1992, pg 1269.
[3]	BLACK’S LAW DICTIONARY, Revised Fourth Edition, West Publishing Co., St. Pauls, Minn., 1968, page 1243 et seq.

Member of The FINANCIAL CONSULTING GROUP

Appraising has been defined by many as a combination of art and science. It is not an exact science 4 or a completely objective process. Much of the appraisal process involves the application of subjective opinions by the individual performing the appraisal. Appraisal “involves the application of knowledge, experience, and professional judgment to develop an appropriate solution...” 5

In this opinion, I have made a diligent effort to “simulate” the actions of buyers and sellers in the market and not to be any more accurate than their actions dictate. Just as some buyers pay more for a property than another buyer the appraiser has no way to magically develop a value opinion any more accurate than the data created by the buyers and sellers in the market.

Since the real estate market is not a perfect market, concerning availability of data, unlike the stock market, the appraiser can appraise or simulate only as accurately as the market data created by buyers and sellers of varying motivations and with limited knowledge of market information dictates. Just as buyers and sellers have limited knowledge about the total real estate market, the appraiser relies on buyers and sellers limited knowledge of the total market data. To obtain complete knowledge of a real estate market would be prohibitively expensive and a never ending process. Because of these limitations, some degree of error exists in every appraisal and this one is no different.

Due to human limitations and the differing amounts of “knowledge, experience, and professional judgment” among appraisers, an appraiser with five years of experience may develop a difference value opinion from that of a person with 30 years experience. For that reason, I am recommending that you obtain a second or even third opinion of the value of this property.

Valuation premises or implied assumptions such as whether a property is vacant and available for sale or a property is valued on a stand-alone basis may differ in value from one that is occupied and operating or appraised as part of a larger synergy or acquisition target. Sometimes the market assumes these premises and in such cases we do not make a separate statement about the premise of value.

Market conditions and the availability of market information can change which can affect the value of the property many fold and therefore, the value stated herein is only an estimate based on the limited date available to the appraiser at the time of appraisal and is not a “guaranteed,” or “contracted,” value.

The appraiser has communicated with the client at the beginning of this assignment to determine the client and other intended users, the intended use of

[4]	Rosa L. Dowdy v. Bank of America, N.A. U.S. District Court for the District of Maryland CCB-05-0552 (2005)
[5]	THE APPRAISAL OF REAL ESTATE, Eleventh Edition, Appraisal Institute, Chicago, Illinois, 1996, page 11.

Member of The FINANCIAL CONSULTING GROUP

the appraiser’s opinions and conclusions, the type and definition of value, the effective date of the appraiser’s opinion and conclusions, the subject of the assignment and any acceptable assignment conditions.

The appraiser has used his experience and competency to determine the subject’s relevant property characteristics and has evaluated any assignment condition to determine which may be judged appropriate based on the expectation of parties who are regular intended users of similar assignments and what the appraiser’s peers might find appropriate. The appraiser has not allowed the intended use of this assignment or the client’s objective to bias the assignment results.

This is an appraisal report, which is intended to comply with the reporting requirements set forth under Standard Rule 2-1 which states that each appraisal report must (a) “clearly and accurately set forth the appraisal in a manner that will not be misleading; (b) contain sufficient information to enable the intended users of the appraisal to understand the report properly; (c) clearly and accurately disclose all assumptions, extraordinary assumptions, hypothetical conditions, and limiting conditions used in the assignment.” The information contained in this report is specific to the needs of the client and for the intended use stated in this report. The appraiser is not responsible for unauthorized use of this report.

This appraisal is made in conformity with the Comptroller of Currency’s regulation 12 CFR 34 and the Uniform Standards of Professional Appraisal Practice promulgated by the Appraisal Standards Board of The Appraisal Foundation.

The following report presents a review of the appraisal and my analysis of the data, along with other materials on which the estimate of value was predicated. This report was checked by Jim Bullard.

Respectfully Submitted,

TOM J. KEITH & ASSOCIATES, INC.

By:	Matthew K. Adams (T5622)

By:	Tom J. Keith, ASA, MAl, CBA (Al)

Member of The FINANCIAL CONSULTING GROUP

EXECUTIVE SUMMARY

SITE DATA:

Description	Commercial Building and Lot
Address	1920 Skibo Road
City	Fayetteville
County	Cumberland
Owner of Record	MFR Properties, LLC
Interest Appraised	Fee Simple/Leased Fee
Type of Value	Market Value
Lot Size	2.67 acres subject to easements, according to plat map 60/122
TAX PIN #	0407-99-6467-
Deed Book/Page	6068/253
Plat Ref	60/122
Lot#	7A
Frontage:
Alexander Street	237 feet, measured in Arc/GIS
Depth	422 feet, measured in Arc/GIS
Shape	Nearly rectangular
Land to Building Ratio	3.5:1
Topography	Nearly level
Soils	WgB, Wagram-urban land complex
Zoning Authority	Fayetteville Zoning Department
Zoning District	CC, Community Commercial
Utilities	E.T.W.S.
On-Site Parking	Adequate
Easements	Easements recorded in Deed Book 3193, beginning on page 55.
Flood Zone	X Flood Zone, outside the 100 and 500 year floodplains.

IMPROVEMENTS:

Commercial Building

Building Type	Concrete/Masonry
Year Built	1987
Eave Height	25 feet
# of Stories	1
Gross Building Area	32,788 SF

Total Square Feet

Total Improved SF	32,788 SF

SITE IMPROVEMENTS:

Parking & Driveways	70,000 SF, measured in Arc/GIS
Sidewalks	2,500 SF, measured in Arc/GIS
Landscaping	Average

Market Value of the Fee Simple Interest

Value Indication by the Cost Approach:

Replacement	$2,827,765
Entrepreneurial Profit: 15%	$424,165
Total Reconstruc	$3,251,930
LESS Depreciation:
Physical: 75%	$2,438,948
Functional: 0%	$—
External: 0%	$—
Total Accrued Depreciation:	$2,438,948
Depreciated Cost of Improvements:	$812,982
Site Value:	$2,300,000
Value by the Cost Approach:	$3,112,982
Rounded:	$3,100,000

Value Indication by the Market Approach:

Building Gross Area:	32,788
Value per Square Foot:	$85
Value Indicated on a Per Square Foot Basis:	$2,786,980
Rounded:	$2,800,000

Value Indication by the Income Approach:

Potential Gross Income of Building:	$295,092
Vacancy: 10%	$29,509
Expenses:	$7,967
Net Operating Income:	$257,616
Over All Capitalization Rate:	8%
Value by the Income Approach:	$3,220,200
Rounded to:	$3,200,000

Market Value Indicated:

Opinion of Market Value of the Fee Simple Interest:	$3,000,000

Date of Value Opinion:	February 24, 2014

TABLE OF CONTENTS

INSPECTION OF THE PROPERTY	1
IDENTIFICATION OF THE PROPERTY	1
HISTORY OF SUBJECT PROPERTY	1
PURPOSE OF THE APPRAISAL AND DATE	1
INTENDED USE AND USER	2
PROPERTY RIGHTS APPRAISED	2
DEFINITION OF FEE SIMPLE ESTATE	2
SCOPE OF THE APPRAISAL	3
HAZARDOUS MATERIALS	4
AMERICANS WITH DISABILITIES ACT	4
DEFINITION OF MARKET VALUE	5
SITE DATA	9
ZONING	11
ASSESSMENT AND TAXES	12
DESCRIPTION OF IMPROVEMENTS	15
HIGHEST AND BEST USE	16
ESTIMATION OF MARKETING TIME	101
EXPOSURE TIME	106
ADDENDA	107

Certificate of Appraisal

Assumptions and Limiting Conditions

Qualifications of Appraisers

Lease Comparables

Letter of Engagement

City of Fayetteville
I 295 N
I 295 S
ALL AMERICAN EXP
YADKIN RD
SHAW RD
DISTRIBUTION DR
BRAGG BLVD
HELEN ST
PAMALEE DR
SANTA FE DR
INGLESIDE DR
N REILLY RD
GLEN CANYON DR
LEGEND AVE
PELT DR
CAIN RD
EVANSTON ST
FORT BRAGG RD
RYAN ST
CONIFER DR
MORGANTON RD
HULL RD
SKIBO RD
GLENSFORD DR
LOX DR
RUSH RD
S REILLY RD
SEVENTY FIRST SCHOOL RD
PRITCHETT RD
JURA DR
LOUISE ST
RAEFORD RD
DAIRY DR
DAVID ST
CHILTON DR
OWEN DR
PURDUE DR
BIRCH RD
ODOM DR
BINGHAM DR
PAISLEY AVE
VILLAGE DR
BEDLOE ST
NATO RD
HOPE MILLS RD
ASHTON RD
STRICKLAND BRIDGE RD
LAKE TRAIL DR
CUMBERLAND RD
CAMDEN RD
FISHER RD
0
0.5
1
2 Miles

Location Map

CAMPGROUND CHURCH RD
SKIBO RD
N
W
E
S
0
55
110
220 Feet

Aerial Map

Subject

Subject

Subject
2nd and Charles

Subject
2nd and Charles

Subject

Subject

INSPECTION OF THE PROPERTY

On February 24, 2014, the appraisers, Tom J. Keith, MAI, and Matthew Adams inspected the subject property and the surrounding neighborhood.

IDENTIFICATION OF THE PROPERTY

The subject property is identified as 1920 Skibo Road in Fayetteville, NC. It is also described as PIN #0407-99-6467-, by the Cumberland County Tax Department. Deed Book 6068 Page 253-255 describes the parcel as a 2.6682 acre or 116,226 square foot lot. Plat Book 60 Page 122 describes the parcel as a 2.67 acre or 116, 305 square foot lot, subject to easements. The appraiser will rely on Plat Book 60 Page 122 for the description of the subject.

HISTORY OF SUBJECT PROPERTY

The present owners, MFR Properties, LLC, acquired the property from Carole A. Feil, in Deed Book 6068 Page 253. The property was transferred by North Carolina General Warranty Deed, on November 25, 2002. The transfer of the property did not have any excise tax. The easement and restrictive covenants for the property are recorded in Deed Book 3193, beginning on page 55.

PURPOSE OF THE APPRAISAL AND DATE

The report contained herein has been made to estimate the market value of the fee simple interest as of the effective date of February 24, 2014. The appraisal report date is February 28, 2014.

INTENDED USE AND USER

This appraisal is for use by the client, Protective Life Insurance Company & Subsidiary, Interfirst Capital, PGP Fayetteville LLC. This report is intended only for internal use only.

The information contained in this report is specific to the needs of the client and for the intended use stated in this report. The appraiser is not responsible for unauthorized use of this report.

PROPERTY RIGHTS APPRAISED

This appraisal is made with the understanding that the present ownership of the subject property is “fee simple”.

DEFINITION OF FEE SIMPLE ESTATE

“Absolute ownership unencumbered by any other interest or estate, subject only to the limitations imposed by the governmental powers of taxation, eminent domain, police power, and escheat.6

For the purpose of this appraisal a fee simple interest is assumed to have stabilized occupancy and be leased at the market rate.

DEFINITION OF LEASED FEE INTEREST

Leased fee interest is a freehold (ownership interest) where the possessory interest has been granted to another party by creation of a contractual land-lord-tenant relationship (ie, a lease).

[6]	THE DICTIONARY OF REAL ESTATE APPRAISAL 5th Edition, The Appraisal Institute, 550 W. Van Buren St., Suite 1000 Chicago, IL 60607, page 78

SCOPE OF THE APPRAISAL

Leased Fee

The scope of the appraisal included an inspection of the site and the improvements situated thereon and a measurement of applicable improvements, photographing of same and noting details about the construction, age and condition of each improvement for the purpose of determining the market value of the real estate and any equipment, fixtures, personal property, and other assets mentioned in the report.

The cost and market approaches were omitted from this appraisal because they are not typically done in leased fee analysis in this market.

The only valuation approach used, known as the income approach, consisted of gathering data about the current lease rates and vacancy rates, market rental rate for existing space in the market area. Absorption rates for the vacant space were also determined and vacancy and collection losses and expenses of ownership were deducted from the gross potential income to arrive at a net operating income, which is then converted into an indication of value either by direct capitalization or discounted cash flow analysis.

Finally, a reconciliation is developed to arrive at a single final indication of value for the subject property.

Fee Simple

The scope of the appraisal included an inspection of the site and the improvements situated thereon and a measurement of applicable improvements, photographing of same and noting details about the construction, age and condition of each improvement for the purpose of determining the market value of the real estate and any equipment, fixtures, personal property, and other assets mentioned in the report.

The next step, and the first valuation approach, of the appraisal involved gathering information about other land, which had sold in the market area to compare with the subject’s site and arrive at an indication of value for the site. After determining the value of the site, a replacement cost estimate based on the field inspection and the details of construction is added to the site value to determine the total replacement cost new. Depreciation of the improvements from all causes is deducted to arrive at an indication of value by the cost approach.

The second valuation approach involved gathering data about other comparable improved properties, which are similar to the subject property to compare directly on a point-by-point basis with the subject property. A number of property sales with similar characteristics were obtained and compared with the subject to arrive at a value by the market or sales comparison approach.

A third valuation approach, known as the income approach, consisted of gathering data about the market rental rate for existing space in the market area. vacancy and collection losses and expenses of ownership were deducted from the gross potential income to arrive at a net operating income, which is then converted into an indication of value either by direct capitalization or yield capitalization methods.

After the three approaches were developed, a correlation and reconciliation is developed to arrive at a single final indication of value for the subject property.

HAZARDOUS MATERIALS

Unless otherwise stated in this report, the existence of hazardous material, which may or may not be present on the property, was not observed by the appraiser. The appraiser has no knowledge of the existence of such materials on or in the property. The appraiser, however, is not qualified to detect such substances. The presence of substances such as asbestos, urea-formaldehyde foam insulation, or other potentially hazardous materials may affect the value of the property.

The value estimate is predicated on the assumption that there is no such material on or in the property that would cause loss in value. No responsibility is assumed for any such conditions, or for any expertise or engineering knowledge required to discover them. The client is urged to retain an expert in this field, if desired.

AMERICANS WITH DISABILITIES ACT

I have not made a specific compliance survey and analysis of this property to determine whether or not it is in conformity with the various detailed requirements of the Americans with Disabilities Act (ADA). It is possible that a compliance survey of the property together with a detailed analysis of the requirements of the ADA could reveal that the property is not in compliance with one or more of the requirements of the Act. If so, this fact could have a negative effect upon the value of the property. Since I have no direct evidence relating to this issue, I did not consider possible non-compliance with the requirements of ADA in estimating the value of the property.

DEFINITION OF MARKET VALUE

“The most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller, each acting prudently, knowledgeably and assuming the price is not affected by undue stimulus.

Implicit in this definition is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby:

1.	Buyer and seller are typically motivated;

2.	Both parties are well informed or well advised, and acting in what they consider their best interest;

3.	A reasonable time is allowed for exposure in the open market;

4.	Payment is made in terms of cash in U. S. Dollars or in terms of financial arrangements comparable thereto; and

5.	The price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale.”[7]

Source: Office of the Comptroller of the Currency, 12CFR, part 34

[7]	Federal Register, 12 C.F.R. Part 34.42(g); Vol. 55 34696, August 22, 1990, as amended at 57 Federal Register 12202, April 9, 1992; 59 Federal Register 29499, June 7, 1994; also quoted in THE APPRAISAL OF REAL ESTATE, Twelfth Edition, 2001, Published by The Appraisal Institute, page 23.

Cross Creek Mall
ABILENE RD
BRONCO LN
YADKIN RD
SANTA FE DR
ALL AMERICAN EXP
BONNIE ST
JOHNSON ST
BLANTON RD
BRAGG BLVD
SHANNON DR
LEGEND AVE
GLEN CA
DR
MCFADYEN DR
DARNELL ST
RYAN ST
CONIFER DR
TARHEEL DR
NIX RD
MORGANTON RD
QUARRY DR
RED TIP RD
CLIFFDALE RD
LEISURE LN
LOX DR
HARLOW DR
OFFING DR
OFFING DR
LEONA AVE
ST LOUIS ST
WAYSIDE RD
SKIBO RD
ROCK SPRING RD
GLENSFORD DR
MONTCLAIR RD
LOUISE ST
TAREYTON RD
RAEFORD RD
BINGHAM DR
WILDWOOD DR
DAIRY DR
PAMLICO RD
IRELAND DR
ROXIE AVE
GRAHAM RD
KINCROSS AVE
RUTHERGLEN DR
ORMSKIRK DR
BIRCH RD
HOPE MILLS RD
ODOM DR
0
1,700
3,400
6,800 Feet

Subject Neighborhood Approximately in Yellow

NEIGHBORHOOD DESCRIPTION

A neighborhood is defined as a complementary group of land uses in The Dictionary of Real Estate Appraisal published in 2010 by the American Institute of Real Estate Appraisers. The following analysis will help to define the geographical and economic boundaries of the neighborhood and to pin point any detrimental or beneficial influences noted within these boundaries. Within these boundaries, trends in the use of the available land and improved properties will be discussed to offer an indication of the direction in which these factors are moving and affecting the subject.

The subject’s neighborhood is one of the largest retail areas in the southeastern United States and about four miles south of the Fort Bragg Military Reservation.

The subject neighborhood boundaries are considered to be the commercial areas from McPherson Church Road to Skibo Road to the west to Bragg Boulevard to the North and Raeford Road to the south.

The neighborhood is centrally located and accessible from all points of the county. Morganton Road provides easy access for neighboring residential areas to some of the other main thoroughfares in the county. Morganton Road and Skibo Road are both asphalt paved 7-lane highways.

Morganton Road has a more than adequate traffic count to meet the standards for a shopping center. The 2012 average daily traffic count was 21,000 vehicles per day in front of the subject on Morganton Road and 41,000-43,000 vehicles per day along Skibo Road. The Average Daily Traffic Counts are listed below and reflect traffic over a 6-year period.

	Vehicles Per Day
Year	Morganton Rd.	Skibo Rd.
2006	26,000	48,000-49,000
2008	23,000	40,000
2010	26,000	49,000
2012	21,000	41,000-43,000

The All American Expressway is a main route for traffic from southern Fayetteville & Cumberland County to Fort Bragg and is a controlled access highway, with the frontage not available for development. Some of the other main city routes that intersect with Morganton Road are McPherson Church Road, Skibo Road (US 401 Bypass), and Sycamore Dairy Road.

The Cross Creek Mall has acted as a magnet for retail development in Cumberland County and the area within one mile of Cross Creek Mall contains one of the highest concentrations of retail development along the eastern seaboard. The Cross Creek Mall is a regional mall, having in excess of 1.5 million square feet. Major anchors include Sears, J.C. Penny, Macy’s and Belk’s. There are numerous regional, local and national tenants. Cross Creek Mall opened in 1972 and was completed about 1980 with the Penney’s addition on the north side of the mall building. There are also several banks, restaurants, motels, and big box retail stores near the Cross Creek Mall. The other shopping centers in the immediate area add more than 1 million additional square feet of retail space. The development from the mall has been moving both in a northward and a southward direction from Cross Creek Mall. The Cross Creek Mall is currently undergoing renovations & expansions.

The frontage along Morganton Road and Skibo Road has been developed with a variety of commercial uses. The uses include a combination of national and local tenants and there are very few vacant tracts available for development along this area of Morganton Road or Skibo Road. This heavy concentration of national and local retailers and restaurants increases the desirability of the subject site for continued commercial or shopping center use. The consistently high traffic count along Morganton Road and Skibo Road provides high visibility for the subject site.

Most of the Morganton Road commercial development begins at Skibo Road and extends to McPherson Church Road which is considered the eastern boundary of the subject neighborhood. Most of Skibo Road has been commercially developed. To the east of McPherson Church Road, Morganton Road becomes mostly residential in nature as it continues toward downtown Fayetteville.

There are residential neighborhoods located to the east and south of Morganton Road. The residential subdivisions have single-family houses, which are typically 10-40 years old and price ranges from about $125,000 to $500,000. There are also scattered apartment complexes and small multi-family units. The residential areas near Morganton Road and McPherson Church Road help support the various commercial uses and provide an ongoing demand for a variety of businesses.

Population trends reflect growth in the western parts of the County and commercial development in the neighborhood will continue in the coming years.

In conclusion, due to the (1) high traffic count, (2) excellent visibility, (3) support of neighboring subdivisions, (4) accessibility of this location to all points in the city and many supporting uses and services, the neighborhood should continue to be prime commercial location in Fayetteville & the region for the foreseeable future.

SITE DATA

The subject site is described as follows:

Area	Deed Book 6068 Page 253-255 describes the parcel as a 2.6682 acre or 116,226 square foot lot. Plat Book 60 Page 122 describes the parcel as a 2.67 acre lot, subject to easements. The appraiser will rely on Plat Book 60 Page 122 for the description of the subject.

Shape	Nearly rectangular.

Zoning	Community Commercial

Easements	Easement and covenant restrictions are described in deed Book 3193, beginning on page 55.

Topography and Drainage	Nearly level

Soil and Subsoil	The subject has all public utilities and has been improved for several years. The soils should not stop development.

Availability and Description of Utilities	Electricity, public water, telephone and public sewer.

Street Improvements	Skibo Road is a seven lane divided highway with concrete curb & gutter, sidewalks & street lights.

Location in Block	Interior

Functional Adequacy of the Site	Adequate for commercial, residential or light industrial use. Adequate for current use.

Relationship of Site to Surroundings	Similar to surrounding area in terms of use.

Nuisances and Hazards	None noted.

Floodplain	‘X’ – Area determined to be outside of 100 and 500 year floodplains.

Railroad Trackage	None noted.

Wetlands	None noted. An inspection by an expert would be needed to determine if any portions of the subject are wetlands.

Contamination	None noted. An inspection by an expert would be needed to determine if any portions of the subject are contaminated.

The subject site is located in an area zoned CC, Community Commercial District by the Fayetteville Planning Department. According to the Fayetteville Zoning Ordinance, this district is:

The Community Commercial (CC) District is established and intended to accommodate a diverse range of medium- to high-intensity retail, service, and office uses that provide goods and services serving the residents and businesses in the community at large—e.g., shopping centers, convenience stores, retail sales establishments, and heavier commercial uses (subject to approval of a Special Use Permit (see Section 30-2.C.7)). The district is typically located along major arterials, at the intersection of arterials, and along growth corridors identified in City plans. Higher-density residential uses are encouraged on the upper floors of nonresidential establishments, and may exist as stand-alone buildings as part of a larger horizontal mixed-use development. The district is subject to standards intended to ensure development is compatible with surrounding uses as well as the design standards in Article 30-5: Development Standards.

It is the appraiser’s opinion that the current use is in conformity with the zoning ordinance and/or UDO. An expert would be needed to determine if the subject completely conforms to the zoning ordinance and/or UDO.

ASSESSMENT AND TAXES

According to the Cumberland County Tax Office, the subject has a total tax assessed value of $2,566,353. This parcel has a combined city and county tax rate of $1.196 per $100 of valuation. By applying the combined rate of $1.196 per $100 valuation to the total assessed value of $2,566,353 an annual tax liability of $32,349.58 is obtained.

PIN #	Land Value	Imp. Value	Other Value	Total Value
0407-99-6467-	$986,733	$1,514,956	$64,664	$2,566,353

$2,566,353 / $100 = $25,663.53

$25,663.53 × $1.196 = $30,693.58

$30,693.58 + $1,656 (Storm Water/Solid Waste Fee) = $32,349.58

This property was revalued in 2009.

THIS PAGE WAS INTENTIONALLY LEFT BLANK

SKETCH/AREA TABLE ADDENDUM

First Floor
32788 sf
221.2'
28.5'
11.3'
45'
147'
25.4'
18.3'
65.2'
71.5'
105'
2nd and Charles
23354 sf
147.6'
David's Bridal
9174 sf
118'
118'
83.3'
6.2'
4.5'
4.5'
34.5'
74.5'
43.1'
7'
53.1'
3.2'
2.6'
6.8'
117.6'
6.4'
62.7'
6.8'
5.9'
34.7'
Canopy
435.9 sf
7'

Scale: 1" = 100'

DESCRIPTION OF IMPROVEMENTS

1920 Skibo Road

Type of Building	Retail Stores
Year Built	1987
Actual Age	27 Yrs
Effective Age	27 Yrs
Total Physical Life	60 Yrs
Remaining Physical Life	33 Yrs
Total Economic Life	50 Yrs
Remaining Economic Life	23 Yrs
Remaining Neighborhood
Life	60+ Yrs
Total Gross Area	32,788 SF
Eave Height	25 feet
Footing & Foundations	Concrete slab
Framing	Concrete/Masonry
Floor Finish	Vinyl tile and carpet
Interior Construction	Drywall
Fire Protection	Sprinkler system.
HVAC	Adequate
Electrical	Adequate
Exterior Walls	Concrete/Masonry
Roof Structure	Unknown
Roof Cover	Unknown

Site Improvements
Lighting	Adequate
Paved Area	±70,000 SF, measured in Arc/GIS.
Sidewalks	Concrete, 2,500 SF, measured in Arc/GIS.

HIGHEST AND BEST USE

The value of any property is directly related to the local supply and demand for that property when put to its highest and best use. To determine that use, several criteria must be met:

Physically Possible: The size, shape, area and terrain of the land affect the use that it can be developed. Physical characteristics often can shape, or limit the potential uses for a site.

Legally Permissible: The use considered must be one that is lawful. Private restrictions, zoning, building codes, historic district controls, and environmental regulations may preclude many potential highest and best uses.

Financially Feasible: Uses that are expected to produce a positive income are considered financially feasible. This involves analysis of the potential income streams generated by such uses.

Maximally Productive: Of the feasible uses, the use that produces the highest value, consistent with the rate of return warranted by the market, is considered the highest and best use.

To test Highest and Best Use, the appraiser analyses the logical, feasible alternatives. These are usually limited by the criteria of physical possibility and legal permissibility. Once the Highest and Best Use of the property has been determined, its value can also be found.

HIGHEST AND BEST USE OF LAND AS THOUGH VACANT

Land is generally appraised as though vacant and available for development to its highest and best use. If an appraiser’s estimate of the value of the land as though vacant is based on a particular highest and best use, the report should clearly state this fact and specify that the value estimate does not apply unless the future property use is in accordance with the program proposed. If, for some reason, the property cannot be adapted to its highest and best use, the report should indicate this fact and identify the use that underlies the appraiser’s value estimate. The character and amount of data presented and analyzed in this section are dictated by the purpose of the appraisal.8

Physically Possible Uses: The subject is a 116,305 square foot lot that is nearly level. It is too small for agricultural use, but it is physically possible to use for residential, commercial or industrial uses.

Legally Permissible Uses: The site is zoned commercial which allows for mostly commercial uses. This is the main limiting factor. The subject’s legally permissible uses are all commercial uses.

Financially Feasible Uses: Of the legally permissible uses the financially feasible use is for commercial use.

Maximally Productive Use: Of the financially feasible uses the maximally productive use is for commercial use.

Based on the maximally productive use and reasonable demand for properties of this type in this area and the surrounding uses, the indicated highest and best use for the vacant site is for commercial use.

[8]	THE APPRAISAL OF REAL ESTATE, The American Institute of Real Estate Appraisers, Chicago, IL 60611-4088, page 588

HIGHEST AND BEST USE OF THE PROPERTY AS IMPROVED

To determine the highest and best use of a property as improved, an appraiser considers whether or not the removal and replacement of the existing improvements are economically warranted on the date of the appraisal. If an existing improvement is to be retained, the property’s highest and best use is based on how the entire property should be used to maximize its benefits or the income it produces. An appraiser may suggest a possible course of action such as rehabilitation, improved maintenance, or better property management.9

Physically Possible Uses: The subject is improved with a 32,788 SF commercial building. It is physically possible to use the subject for commercial use ‘as is’ or for residential or light industrial use if remodeled.

Legally Permissible Uses: The subject’s zoning allows for mostly commercial uses.

Financially Feasible Uses: Of the legally permissible uses, the financially feasible uses are for commercial use.

Maximally Productive Use: Of the financially feasible uses the maximally productive use is for commercial use.

The highest and best use of the subject as improved is for commercial use.

[9]	THE APPRAISAL OF REAL ESTATE, The American Institute of Real Estate Appraisers, Chicago, IL, 60611-4088, page 588

THE COST APPROACH

The cost approach is that approach in appraisal analysis that is based on the proposition that the informed purchaser would pay no more than the cost of producing a substitute property with the same utility as the subject property.

Value may be estimated by what is sometimes called the Cost Approach. This method is based on the theory of substitution, that is, that a property cannot be worth more than what it would cost to purchase a comparable property, or to buy a comparable site and erect a comparable building. The mechanics of the method involves an estimate of what it would cost to erect the building, new, today, at prices prevailing in today’s market for labor and materials. From this figure are deducted items of depreciation. To this is added the value of the land as indicated by market transactions involving similar sites, the result being the market value of the property.

The cost approach consists of eleven steps.

Estimate the value of the land as though it were vacant and available to be developed to its highest and best use.

Estimate the reproduction or replacement cost of the improvements on the effective appraisal date.

Estimate other costs incurred after construction to bring the new, vacant building up to market condition as occupancy levels.

Estimate entrepreneurial profit from market analysis.

Add estimated reproduction or replacement cost, other costs, and entrepreneurial profit to arrive at total cost of the main structure.

Estimate the amount of accrued depreciation in the structure according to physical deterioration, and functional and external obsolescence.

Deduct the appropriate estimated depreciation from the total reproduction or replacement cost of the building to derive an estimate of the structure’s depreciated reproduction or replacement cost.

Estimate reproduction or replacement cost and depreciation for any accessory buildings and site improvements and then deduct estimated depreciation from the reproduction or replacement cost of these improvements.

Add the depreciated reproduction or replacement cost of the structure, accessory buildings, and site improvements to obtain an estimated total depreciated reproduction or replacement cost of all improvements.

Add the land value to the estimated total depreciated reproduction or replacement cost of all improvements to arrive at an indicated value of the fee simple interest in the property.

Adjust the indicated fee simple value to the interest appraised to arrive at an indicated value for the interest appraised in the subject property. 10

On the following pages are the site valuation section followed by the calculation of the replacement cost new. From this, the estimated physical deterioration, functional obsolescence, and economic obsolescence are subtracted to arrive at the depreciated value of the improvements. To this is added the indicated land value to arrive at a total value for the subject property by the cost approach.

The cost approach is shown as follows:

SITE VALUATION

In the estimate of value the subject lot has been compared with the sale properties listed in this report, with adjustments being made for the various differences in order to arrive at an indicated value on a per acre basis.

[10]	American Institute of Real Estate Appraisers, Chicago, Ill.

Sale #5
Subject property
Sale #1
Sale #3
Sale #4
Sale #2
BONANZA DR
WICHITA DR
GLEN CANYON DR
WESTLAKE
ADAIR ST
YADKIN RD
BRAGG BLVD
SYCAMORE DAIRY RD
OLD GATE RD
OLD FARM
REGIMENT DR
STOKES CT
RGANTON RD
RAINIER DR
S MCPHERSON CHURCH RD
TIP RD
CLIFFDALE RD
LEISURE
CHASON RIDGE DR
ALL AMERICAN EXP
SKIBO RD
FANNING CIR
TONEYKIRK DR
EDGE
ASHBROOK
GLENSFORD
LOUISE ST
BELFORD RD
RAEFORD RD
WILDWOOD DR
DUKE ST
DAIRY DR
BINGHAM DR
BUNCE RD
SEQUOIA RD
ALAMANCE RD
DAVID ST
SPRUCE DR
PAMLICO RD
ISHAM ST
0
1,200
2,400
4,800 Feet

Comparable Sales Location Map

Land Sale No. 1 (Cont.)

Property Identification
Record ID	8100
Property Type	Commercial, Retail
Property Name	Flow Mazda
Address	1945 Skibo Rd, Fayetteville, Cumberland County,
North Carolina
Location	Btw Cliffdale & Morganton Rd
Tax ID	0407-98-8094
Market Type	Large, Military

Sale Data
Grantor	Carolina Services of Fayetteville
Grantee	Flow 1945 Skibo, LLC
Sale Date	December 05, 2013
Deed Book/Page	9061/469
Verification	Other sources: CoStar.com, public records,
Confirmed by Brandon T. Wills

Sale Price	$4,000,000
Cash Equivalent	$4,000,000

Land Data
Zoning	CC, Commercial
Topography	Fairly level
Utilities	All public
Shape	Rectangular
Flood Info	Outside of 100-500yr floodplains
Major Artery	Yes
Site Position	Interior

Land Size Information
Gross Land Size	5.700 Acres or 248,292 SF

Indicators
Sale Price/Gross Acre	$701,754
Sale Price/Gross SF	$16.11

Remarks

The buyer had a ground lease on the property with a option to purchase. This is an exercise of that option. However, it was negoitated slightly higher than the original option stated. The option to purchase was based on the land value since the lessee builds the improvements for a typical ground lease.

Land Sale No. 2 (Cont.)

Property Identification
Record ID	7196
Property Type	Commercial, Franchise Site
Property Name	Wendy’s Fast Food Restaurant Site

Address	2060 Skibo Road, Fayetteville, Cumberland County,
North Carolina 28314
Location	N of Raeford Rd/Highway 401, S of Cliffdale Rd,
Outparcel of Home Depot
Tax ID	0407-74-8443-
Market Size	Large
Submarket	Skibo Road
Cost Comp	Yes, see 4428i
MSA	Fayetteville
Market Type	Large, Military

Sale Data
Grantor	CRP-Fayetteville, LLC
Grantee	Bryant Restarurants, Inc.
Sale Date	December 09, 2011
Deed Book/Page	8782/805
Recorded Plat	129/119
Property Rights	Fee Simple
Financing	Conventional, BB&T
Verification	Richard Bryant; 910.476.4682, May 17, 2011; Other
sources: Public Records, Confirmed by David Duke

Sale Price	$613,500

Land Data
Zoning	CC, Commercial
Topography	Nearly level, at road grade
Utilities	All city
Dimensions	Various
Shape	Rectangular
Flood Info	Not in the 100-500yr floodplains
Major Artery	Yes, Skibo Road
Traffic Count	50,000 VPD NC DOT 2010
Site Position	Outparcel
Depth	179

THIS PAGE WAS INTENTIONALLY LEFT BLANK

Land Size Information
Gross Land Size	0.824 Acres or 35,887 SF
Front Footage	211 ft Total Frontage: 211 ft Skibo Road
Actual/Planned	2,400
Building SF

Indicators
Sale Price/Gross Acre	$744,672
Sale Price/Gross SF	$17.10
Sale Price/Front Foot	$2,908
Sale Price/Planned	$255.63
Bldg. SF

Land Sale No. 3 (Cont.)

Property Identification
Record ID	8065
Property Type	Commercial, Retail
Property Name	Commercial Lot / Now improved with Verizon
Wireless Retail Store
Address	1956 Skibo Road, Fayetteville, Cumberland County,
North Carolina
Tax ID	0407-98-2096
MSA	Fayetteville
Market Type	Large, Military

Sale Data
Grantor	W. C. Jones Investment Company
Grantee	SF Retail, LLC
Sale Date	July 28, 2011
Deed Book/Page	8694/859
Recorded Plat	128/131
Property Rights	Fee Simple
Verification	August 01, 2013; Other sources: Public Records,
Confirmed by John Schall

Sale Price	$ 1,125,000

Cash Equivalent	$ 1,125,000

Land Data
Zoning	CC
Topography	Fairly level / At road grade
Utilities	All City
Dimensions	Varies
Shape	Slightly Irregular Rectangle
Rail Service	No
Major Artery	Skibo Drive
Traffic Count	41,000 - 44,000
Site Position	Interior
Depth	350

Land Size Information
Gross Land Size	1.169 Acres or 50,922 SF
Front Footage	149 ft Total Frontage: 149 ft Skibo Road

THIS PAGE WAS INTENTIONALLY LEFT BLANK

Indicators
Sale Price/Gross Acre	$962,361
Sale Price/Gross SF	$22.09
Sale Price/Front Foot	$7,550

Remarks

This is the sale of the land for the Verizon Wireless retail store located at 1956 Skibo Drive just south of the Cross Creek Mall.

Land Sale No. 4 (Cont.)

Property Identification
Record ID	7183
Property Type	Commercial, Commercial
Property Name	Lot 2 Gehring Property
Address	Red Tip & Skibo Roads, Fayetteville, Cumberland County, North Carolina
Location	NWC Skibo Road & Red Tip road
Tax ID	Part of 0847-87-8580 new # 0407-97-1595
Market Size	Large
Submarket	Skibo Road
MSA	Fayetteville
Market Type	Large, Military

Sale Data
Grantor	Faye Gehring and husband, Palmer Gehring
Grantee	CMC Acquisition Company R, LLC; True Buyer AAA Motorclub of NC
Sale Date	November 05, 2010
Deed Book/Page	8525/633
Recorded Plat	123/131
Property Rights	Fee Simple
Conditions of Sale	Assumed Market
Verification	Costar, weaver Commercial Properties, Deno Hondros; 910-433-0888, May 03, 2011; Confirmed by Jim Bullard
Sale Price	$ 950,000
Cash Equivalent	$ 950,000

Land Data
Zoning	CC, CC
Topography	Level
Utilities	All City
Shape	Irregular
Major Artery	Yes, Skibo Road
Traffic Count	41,000 (2008)
Site Position	Corner/traffic light

THIS PAGE WAS INTENTIONALLY LEFT BLANK

Land Size Information
Gross Land Size	0.850 Acres or 37,026 SF
Front Footage	268 ft Red Tip Road; 167 ft Skibo Road

Indicators
Sale Price/Gross Acre	$ 1,117,647
Sale Price/Gross SF	$ 25.66

Remarks

This parcel was sold out of the rear portion on Red Tip Road with the restriction that no business could operate as an automobile or commercial glass center. There is a small strip and area around the sign at the corner of Skibo and Red tip road that has an easement for the rear property to access and operate their sign.

Land Sale No. 5 (Cont.)

Property Identification
Record ID	7184
Property Type	Commercial, Shopping Center Site
Property Name	AT&T Shopping Center Site Skibo Road
Address	1918 Skibo Road, Fayetteville, Cumberland County, North Carolina 28314
Location	NW corner of Skibo Rd and Campground Road
Tax ID	PIN: 0407-99-8758
Market Size	Large
Submarket	Skibo Road, Cross Creek Mall
MSA	Fayetteville
Market Type	Large, Military

Sale Data
Grantor	Fat Daddy’s Market & Grill, Inc.
Grantee	The Center at Skibo, LLC
Sale Date	August 01, 2010
Deed Book/Page	8550/111
Recorded Plat	127/72
Property Rights	Fee Simple
Conditions of Sale	Subject to easements
Financing	Commercial Bank, TN $4.5MM for Land and Proposed Bldg
Verification	Sales Agreement, KD Moore; 423.383.4007, July 16, 2010; Other sources: Public Records, Confirmed by David Duke
Sale Price	$1,650,000
Cash Equivalent	$1,650,000

Land Data
Zoning	CC, City of Fayetteville, CC
Topography	Nearly level, at road grade
Utilities	All city
Dimensions	Various
Shape	Irregular
Landscaping	Average
Parking	Agreement with Adj. Shopping Center
Rail Service	Old RR track along Skibo, Inactive
Flood Info	No
Major Artery	Yes, Skibo Road

THIS PAGE WAS INTENTIONALLY LEFT BLANK

Traffic Count	41,000 VPD (2012 DOT Survey)
Site Position	Corner
Depth	240

Land Size Information
Gross Land Size	0.997 Acres or 43,428 SF
Front Footage	169 ft Total Frontage: 169 ft Skibo Road;159 ft
Campground Road
Actual/Planned	10,100
Building SF

Indicators
Sale Price/Gross Acre	$1,655,015
Sale Price/Gross SF	$37.99
Sale Price/Front Foot	$9,763
Sale Price/Planned	$163.37
Bldg. SF

Remarks

This is the sale of a site for a new shopping strip center at the corner of Skibo Road and Campground Rd, which is was occupied by Fat Daddy’s Market & Grill. This building was removed and a new building with a 5,300 SF retail space for AT&T and two other retail spaces totaling about 4,800 SF for a total of 10,100 SF in the center. It is still subject to the cross ingress/egress and parking easement and agreement with the adjacent shopping center and the zoning variance for zero lot line development is supposed to continue for the new improvements. (See file #0911572). The contract price was for $1,500,000, however the deed indicated a sales price of $1,650,000.

Adjustments to Comparables

The application of paired sales or data analysis is employed when practical. In many specific markets, data to perform a valid paired sales analysis is not available; therefore, data may be relied on from other nearby markets where the sellers and buyers are believed to react in a similar manner to those in the subject market. The formulas or models which follow will be employed to adjust the comparables when insufficient data is available to perform a valid paired sales analysis. A quote from a recognized appraisal reference source is quoted below which explains the limitations of the paired data analysis when data is limited.

“Paired data analysis is a process in which two or more market sales are compared to derive an indication of the size of the adjustment for a single characteristic.” “Although paired data analysis is a theoretically sound method, it is sometimes impractical because only a narrow sampling of sufficiently similar properties may be available and it is difficult to quantify the adjustments attributable to all the variables present. An adjustment derived from a single paired data set is not necessarily indicative, just as a single sale does not necessarily reflect market value.”11

The time adjustment is based on the change in the Consumer Price Index (CPI) from the date of sale of the comparable to the date of the appraisal. This has been found by the appraiser to track the price changes in this market. Time adjustment studies involving pairing of several sales are done frequently throughout the year in different markets to verify the accuracy of using the CPI. These studies are kept in the appraiser’s files. The CPI has been found to be a valid indicator for the time adjustment in this market. Due to the imperfect real estate market, the pairing of only two to four sales is not likely to produce consistent results for a time adjustment.

The size adjustment was based on a formula of the ratio of the comparable size to the subject size raised to the 0.30103 power. The firm has performed numerous price size studies over the years and has found this to track the price-size relationship of properties in this market. This study is too voluminous to include in this report and is kept in the appraiser’s files. There were inadequate current sales acquired during the appraisal of this property to develop this relationship at this point in time.

[11]	THE APPRAISAL OF REAL ESTATE, Tenth Edition, Appraisal Institute, Chicago, Illinois, 1992, page 385.

The chart below illustrates how a land parcels’ price per unit varies with its size. The data for the chart is derived from actual sales of parcels in the Cumberland County market area. This chart is included for illustration purposes only and may differ for the subject market; however, I have found that the formula or model to calculate the adjustment for size does simulate the market in most cases as long as the Highest and Best Use is the same for the comparables as that of the subject. The chart shows a trend line with a flex point where land values per acre drop drastically with an increase in size. For more rural markets, this flex point usually occurs quicker or sooner. For this reason the chart cannot be applied in each market without extensive market data which would normally be prohibitively expensive and not cost effective. Therefore, the chart is for illustration purposes only. The model using the Comparable size divided by the subject size raised to the 0.30103 power will be used to calculate the size adjustment.

Price per Acre vs Size in Acres
Source: Tom J. Keith & Assoc.,Inc.
30000
25000
20000
15000
10000
5000
0
6
10
13
27
46
78
141
518
Size in Acres

SUMMARY OF VACANT LAND SALES

Comparison Based on Square Feet

	Subject	SALE #1	SALE #2	SALE #3	SALE #4	SALE #5
		8100	7196	8065	7183	7184
Sales Price *	N/A	$4,000,000	$613,500	$1,125,000	$950,000	$1,650,000
Grantor	N/A	Carolina Services of Fayetteville	CRP- Fayetteville, LLC	W. C. Jones Investment Company	Faye Gehring and husband, Palmer Gehring	Fat Daddy’s Market & Grill, Inc.
Grantee	N/A	Flow 1945 Skibo, LLC	Bryant Restarurants, Inc.	SF Retail, LLC	CMC Acquisition Company R, LLC; True Buyer AAA Motorclub of NC	The Center at Skibo, LLC
Date of Sale	N/A	12/5/2013	12/9/2011	7/28/2011	11/5/2010	8/1/2010

CHARACTERISTICS

Size in SF	116,305	248,292	35,887	50,922	37,026	43,428
Location	Fayetteville	Fayetteville	Fayetteville	Fayetteville	Fayetteville	Fayetteville
Address	1920 Skibo Road	1945 Skibo Rd	2060 Skibo Road	1956 Skibo Road	Red Tip & Skibo Roads	1918 Skibo Road
Marketing Time	N/A	Unknown	Unknown	Unknown	Unknown	Unknown
Traffic Count	N/A	Unknown	Unknown	Unknown	Unknown	Unknown
Utilities	E.T.W .S.	All public	All city	All City	All City	All city
Zoning/Use	CC, Community Commercial	CC	CC	CC	CC	CC, City of Fayetteville
Utility/Shape	Nearly rectangular	Rectangular	Rectangular	Slightly Irregular	Irregular	Irregular

ADJUSTMENTS

SP/SF		$16.11	$17.10	$22.09	$25.66	$37.99
Time Adj.		1.00	1.00	1.00	1.00	1.00
Time Adj Price/SF		$16.11	$17.10	$22.09	$25.66	$37.99
Size Adjustment		1.26	0.70	0.78	0.71	0.74
Location/Traffic Ct.		1.00	1.00	1.00	1.00	1.00
Corner/Outparcel		1.00	1.00	1.00	1.00	1.00
Condition of Sale		1.00	1.00	1.00	1.00	1.00
Utility/Shape		1.00	1.00	1.00	1.00	1.00
Indicated Price/SF (No		$16.11	$17.10	$22.09	$25.66	$37.99
Indicated Price/SF (Fully Adj)		$20.30	$11.97	$17.23	$18.22	$28.11

* Sales Price reflects cash or has been adjusted for financing and conditions of sale.

RECONCILIATION OF SALES

The comparable sales indicate a fully adjusted range of values from $11.97 to $28.11 per SF. These sales are the most similar to the subject in terms of location.

Sale #1 is inferior in size compared to the subject. The sale is similar in zoning uses and location compared to the subject. This is the most recent sale.

Sale #2 is superior to the subject in size. The sale is similar in zoning and uses compared to the subject. This sale is the furthest from the subject in location. This sale is being used to show the low end of value.

Sale #3 superior to the subject in size. The sale is similar in zoning and uses compared to the subject.

Sale #4 is superior to the subject in size. The sale is similar in zoning and uses compared to the subject.

Sale #5 is superior to the subject in size. The sale is similar in zoning and uses compared to the subject. This sale is closest to the subject in location. This sale is being used to show the upper end of value.

Sales #2 and #5 are considered outliers. Sales #1, #3, and #4 indicate a tight fully adjusted range of $17.23 to $20.30. The most weigh will be put on Sale #1, due to the size of the sale being the most similar to the subject. Therefore, it is the appraiser’s opinion that the value of the vacant land is $20.00 per SF or $2,300,000.

Breakdown

116,305 SF x $20.00/SF = $2,326,100

Rounded to: $2,300,000

Value by the Market Approach         $2,300,000

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IMPROVEMENT COSTS

The reproduction cost new of the subject improvements, a retail store, has been estimated by the Marshall & Swift Calculator Cost Method which is cross-checked with local building costs several times during the year. This cost estimating method is quite accurate in establishing cost of improvements in this area and is used in developing the reproduction cost new of the subject improvement. This cost estimate does include Contractor’s Overhead and Profit.

QUALITY OF CONSTRUCTION

The quality of construction of the subject property is considered to be average compared to commercial buildings in Eastern North Carolina. Many of these type facilities in this part of the state are of steel framed or masonry construction.

EQUIPMENT

All items which are attached to the building such as electrical system, lights, carpet, and doors are considered to be part of the real estate and not equipment. This appraisal does not take into account any equipment that could be considered to be personal property.

BUILDING COMPATIBILITY

The subject building is located in an area that is mostly commercial uses. The building is compatible with the surrounding area.

REPLACEMENT COST NEW

The Replacement cost new of the subject improvement has been estimated by THE MARSHALL SWIFT COST ESTIMATOR, which is a cost service that is cross-checked with local building costs several times during the year. This manual is quite accurate in establishing cost of improvements in this area and is used in developing the replacement cost new of the subject improvement.

ESTIMATED DEPRECIATION

Three depreciation adjustments, physical, functional, and economic are considered in this section.

Physical Depreciation

Physical depreciation is the loss in value of an improvement due to its physical wearing out. One method that indicates a rate for the subject’s physical depreciation is based on the age life method. The improvements were built in many phases. The commercial building was built in 1987. The commercial building has been given an effective age of 27 years and actual age of 27 years. For the purposes of this analysis, the subject has a remaining economic life of about 23 years.

Total depreciation is derived by dividing the subject’s effective age by its total economic life which has been determined to be 50 years. If the subject’s effective age is 27 years and its total economic life is 50 years, the subject’s remaining economic life is 23 years.

Effective Age	=	27	=	54.0% or 2.0% per year
Effective Age + Remaining Life		30 +20

Functional

The functional depreciation adjustment is utilized to reflect the loss in value to the improvements for the lack of typical items or for atypical excessive over-improvements that result in a value loss. The subject’s design has no noted design flaws providing a loss in investment due to over-adequacy or from inadequacy.

Economic

The economic penalty reflects a loss in value from external influences. Economic penalties are typically found in soft, over-built markets where properties are selling for less than the cost to construct them. The subject’s market currently reflects stable conditions for industrial and commercial development with no economic penalties.

Total Depreciation

The total depreciation of the physical, functional, and economic depreciations comes out to be 54% by the age life method.

Extracted Depreciation

Another method for determining depreciation is to extract the overall depreciation from comparable building sales. The appraiser has used the comparables used in the market approach of this report. Depreciation was determined by removing land value and comparing the sales price to the reconstruction cost new of the building. This method does not differentiate between physical, functional or economic depreciation, but instead indicates a total amount of depreciation from all sources.

SUMMARY OF COMPARABLE SALES

Comparison Based Upon Improvement Value/SF

	Subject	Sale #1	Sale #2	Sale #3	Sale #4	Sale #5
		5140	5026	4956	4955	4413
Sales Price *	N/A	$1,650,000	$1,860,000	$13,500,000	$1,300,000	$2,600,000
Grantor	N/A	Bill E. Devault and wife, Betty J. Devault	Wilrady Family, LLC & BDJ Investments, LLC	Fayetteville Marketfair HH, Inc	Curtis M. Dail and Jacqueline N. Dail	Cedar Creek Crossing Associates LLC
Grantee	N/A	Hamod Saiedi, et al	MML & Associates (Carlie C. McLamb, Jr.)	Fayetteville Mall Holdings, LLC	Crayton- Fayetteville Ventures LLC	MML & Associates
Date of Sale	N/A	8/14/2013	12/28/2012	11/20/2012	7/26/2011	3/25/2011

CHARACTERISTICS

Bldg. Size (SF)	32,788	34,680	56,397	250,917	51,432	75,788
Location	Fayetteville	Fayetteville	Hope Mills	Fayetteville	Fayetteville	Fayetteville
Construction	Concrete/Masonry	Pre-Engineered Steel/Concrete/ Masonry	Concrete/Masonry	Concrete/ Masonry	Concrete/ Masonry	Concrete/Masonry
Land/Bldg. Ratio	3.5:1	2.47:1	4.56:1	4.07:1	4.53:1	6.68:1
Age @ Sale	27	34	37	25	31	13
Condition of Sale	N/A	Market	Market	Market	Market	Market
Utility/Shape	Nearly	Nearly rectangular	Irregular	Irregular	Irregular	Nearly rectangular
Zoning	CC	CC	C3	CC	LC	C1P
Estimated Land Value	$2,300,000	$1,303,178	$980,775	$2,931,559	$648,125	$599,666

EXTRACTION OF DEPRECIATION FROM COMPARABLE SALES

	Subject	Sale #1	Sale #2	Sale #3	Sale #4	Sale #5
Size in SF	$32,788	$34,680	$56,397	$250,917	$51,432	$75,788
Estimated RCN per SF	$74.18	$77.44	$79.35	$79.35	$79.35	$79.35
District Comp. Cost Mult.	—	1.015	1.040	1.040	1.081	1.097
Estimated RCN Adjusted	—	$76.30	$76.30	$76.30	$73.40	$72.33
Estimated RCN	$2,432,214	$2,645,930	$4,302,983	$19,144,485	$3,775,328	$5,482,022
Sales Price	—	$1,650,000	$1,860,000	$13,500,000	$1,300,000	$2,600,000
Land Value	$2,000,000	$1,303,178	$980,775	$2,931,559	$648,125	$599,666
Depr.Val/Imp.	—	$346,822	$879,225	$10,568,441	$651,875	$2,000,334
Depreciation	—	$2,299,108	$3,423,758	$8,576,044	$3,123,453	$3,481,688
% Depreciation	—	87%	80%	45%	83%	64%
Age @ Sale	27	34	37	25	31	13
% / Year	—	2.6%	2.2%	1.8%	2.7%	4.9%
Normal Depreciation	54%	68%	74%	50%	62%	26%
Excess Depreciation	—	19%	6%	-5%	21%	38%

The extracted rates of depreciation show a range of 47% to 87% per year or 1.9% to 5.1% per year. The most weight was put on Sales #1, #2, and #4 due to the tight range of depreciation shown in the chart, 2.2% to 2.7% per year or 80% . The subject has effective age of 27 years old. It is the appraiser’s opinion that the subject has approximately 2.7% depreciation per year or 75% depreciation based on the depreciation extracted from the comparable sales.

RECONCILIATION OF DEPRECIATION

The physical, functional, and economic depreciation shows a total depreciation of 54% (2% per year) by the age life method, and the extraction method shows a total depreciation of 75% (2.7% per year).

The extraction method indicates a tight range in the sales comparables, therefore the appraiser will use a depreciation of 2.7% per year or 75% depreciation for the subject.

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1920 Skibo Road

The cost data for this report was taken from Marshall & Swift Valuation Service Manual, section 13, page 26 for Retail Stores with average Class C construction, section 13, page 40 for canopies and sprinklers. The cost data for the site improvements and the lean to roof were taken from Marshall & Swift on section 66 pages 1.

1920 Skibo Road

Stores and Commercials, Retail Stores (353) M & S Section 13, Page 26

Class S Construction	Base Cost	Multipliers				Adjusted Base Cost		Number of Units	Type of Units		Total Cost
Slightly Above Average Construction		Area/ Perim.	Story Height	Current Cost	Local
Replacement Cost New Per Square Foot	$74.18
Replacement Cost New	$74.18	0.847	1.298	1.08	0.89	$78.39	X	32,788	SF	=	$2,570,251
Canopy	$28.50	1.000	1.000	1.08	0.89	$27.39	X	435	SF		$11,915
Sprinklers	$2.41	1.000	1.000	1.08	0.89	$2.32	X	32,788	SF		$76,068
Subtotal Industrial, Light Manufacturing Building										=	$2,658,234

Site Improvements M & S Section 66, Page 1

Paving, 4” asphaltic concrete	$2.05	N/A	N/A	1.08	0.89	$1.97	X	70,000	SF	=	$137,900
Concrete sidewalk, 4” thick	$4.20	N/A	N/A	1.08	0.89	$4.04	X	2,500	SF	=	$10,100
Street lights, under ground wiring	$2,800	N/A	N/A	1.08	0.89	$2,691.36	X	8	Units	=	$21,531
Subtotal Site Improvements									$5.17/SF	=	$169,531
Sutotal All Building & Site Improvements											$2,827,765
Add Developer’s Profit (15%)	15%									=	$424,165
										=	$3,251,930
Less Depreciation	75%									=	$2,438,947

Depreciated Cost of Improvements											$812,982
Site Value											$2,300,000

Indicated Value by Cost Approach											$3,112,982
Rounded									$94.55/SF		$3,100,000

From this cost new is deducted depreciation from all causes. There are three major types of depreciation including physical deterioration, functional obsolescence, and economic or external obsolescence.

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MARKET APPROACH

The basic purpose of the Market Approach, sometimes called the Direct Sales Comparison Approach, is to make a direct comparison of the subject property with other similar properties, which have recently sold, within the area of competition. The sales used should be as similar as possible and closely investigated to assure that they can reasonably be termed market sales. It must be recognized that there are no two identical properties; therefore, adjustments must be made in comparing the sale property with the subject property. Factors normally taken into consideration include the physical qualities, functional qualities, age, condition, size, and financing terms.

These properties were compared on a point-by-point basis with the subject and adjustments made primarily for differences in location, heating and air conditioning, sprinklers, and site value.

Essentially, the Market or Sales Comparison Approach is a systematic procedure for comparison. In applying the Sales Comparison Approach, an appraiser:

Researches the market to obtain information about transactions, listings, and other offerings of properties similar to the subject property.

Verifies the information through a knowledgeable source, preferably one of the participants in the transaction, by considering whether the (1) data obtained are factually accurate, (2) transactions reflect arm’s-length market considerations.

Determines relevant units of comparison – for example, acre, square foot, multiplier – and develops a comparative analysis for each unit.

Compares the subject property and comparable sales and adjusts the sale price of each comparable as appropriate or eliminates the property as a comparable.

Reconciles the several value indications that result from the comparables into a single value indication.

Following is a brief description of each comparable, how the principle features were compared, and the adjustments made for the differences. The various adjustments for differences between these comparables and the subject and the resulting indication of value are described in the discussion of each sale.

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Sale #4
City of Fayetteville
Sale #3
Subject Property
Sale #1
Sale #5
Sale #2
I 295 S
I 295 N
SHAW RD
ROSEHILL RD
RAMSEY ST
MURCHISON RD
HELEN ST
BRAGG BLVD
ALL AMERICAN EXP
MESA DR
WICHITA DR
RIVER RD
MIDDLE RD
I 95 BUS S
NORTH ST
I 95 BUS N
SKIBO RD
B ST
GILLESPIE ST
S KING ST
CEDAR CREEK RD
I 95 N
BINGHAM DR
HOPE MILLS RD
VILLAGE DR
WILMINGTON HWY
CUMBERLAND RD
OWEN DR
CAMDEN RD
GEORGE OWEN RD
AIRPORT RD
FIELDS RD
LEGION RD
DOC BENNETT RD
ROCKFISH RD
MAIN ST
HEATHER ST
MUSCAT RD
I 95 S
GAINEY RD
TOM STARLING RD
0
0.75
1.5
3 Miles

Comparable Sales Location Map

LAKE TRAIL DR
PEPPERBUSH DR
WINGATE RD
CUMBERLAND RD
ELON ST
SMITH RD
City of Fayetteville
BINGHAM DR
HOPE MILLS RD
RED OAK DR
MINGARY AVE
DON ST
FISHER RD
CRYSTAL SPRINGS RD
WINESAP RD
ROSEMEADE DR
ANSLEY DR
LEGION RD
BOLLA DR
LOON DR
GEORGE OWEN RD
ELK RD
CAMDEN RD
ROUSE DR
DUNCAN ST
OAK ST
ROCKFISH RD
Sale #2
KENNY DR
OLD PLANK RD
GOLFVIEW RD
TREVINO ST
RIVER RD
DICKENS AVE
CAMERON RD
Town of Hope Mills
CHURCH ST
HEATHER ST
PORTER RD
JOCKEY WHIP LN
RIDGECREST DR
PARKTON RD
MUSCAT RD
BLACK BRIDGE RD
S MAIN ST
I 95 BUS N
EARP CT
Town of Hope Mills
0 0.25 0.5 1 Miles

Comparable Sales Location Map

SANDY LN
YADKIN RD
SANTA FE DR
ALL AMERICAN EXP
BONNIE ST
JOHNSON ST
BREMER ST
ABILENE RD
BRONCO LN
MIKE ST
TRYON DR
PAMALEE DR
BONANZA DR
WICHITA DR
GLEN CANYON DR
BRAGG BLVD
LEGEND AVE
SHANNON DR
WESTLAKE RD
MCFADYEN DR
GATE RD
OLD FARM RD
CONIFER
Sale #3
NIX RD
MORGANTON RD
Subject Property
City of Fayetteville
RED TIP RD
OFFING DR
BRANDERMILL RD
LYNHURS
LEISURE
Sale #1
TIMBERLAND DR
WAYSIDE RD
SKIBO RD
ROCK SPRING RD
GLENSFORD DR
MONTCLAIR RD
GUY CIR
LOUISE ST
RAEFORD RD
DAIRY DR
SCOTLAND DR
IRELAND DR
ROXIE AVE
BUNCE RD
RULNICK ST
WILDWOOD DR
SPRUCE DR
BIRCH RD
0
0.275
0.55
1.1 Miles

Comparable Sales Location Map

City of Fayetteville
ANDREWS RD
WINTHROP DR
MCARTHUR RD
I 295 S
I 295 N
CALLIE RD
SWAN ISLAND CT
LOFTON DR
LOWER FIELD DR
GABE SMITH RD
STACY WEAVER DR
RUBY RD
PLATINUM ST
OATES DR
ROSEHILL RD
HILLIARD DR
CUSTER AVE
LAW RD
COUNTRY CLUB DR
Sale #4
LYNN AVE
RIVER RD
HERITAGE LN
MURCHISON RD
LAKE AVE
City of Fayetteville
GOLA DR
PELT DR
Town of Eastover
NORTH ST
LANGDON ST
LYON RD
RAMSEY ST
MIDDLE RD
I 95 BUS N
FORT BRAGG RD
BRAGG BLVD
DUNN RD
I 95 BUS S
RUSH RD
ROWAN ST
GROVE ST
HAY ST
0
0.5
1
2 Miles

Comparable Sales Location Map

Town of Eastover
RIVER RD
NORTH ST
RAMSEY ST
MURCHISON RD
AMES ST
MIDDLE RD
I 95 BUS S
JIMREE AVE
AL RAY RD
ROCK HILL RD
WHITE PLAINS DR
DUNN RD
I 95 BUS N
HAY ST
GROVE ST
City of Fayetteville
City of Fayetteville
DOWNING RD
NC HWY 24
WINSLOW ST
GILLESPIE ST
S C ST
S KING ST
DEEP CREEK RD
CEDAR CREEK RD
CLINTON RD
I 95 N
I 95 S
JOY DR
Sale #5
TRADE ST
WILKES RD
MARTIN LUTHER KING JR FWY
OWEN DR
JIM JOHNSON RD
SIDS MILL RD
IVAN DR
DOC BENNETT RD
FIELDS RD
EVANS DAIRY RD
CLARK WEST RD
WILMINGTON HWY
RADAR RD
City of Fayetteville
0 0.5 1 2 Miles

Comparable Sales Location Map

Improved Sale No. 1 (Cont.)

Property Identification
Record ID	5140
Property Type	Commercial, Retail
Property Name	Commercial Buildings
Address	1972 Skibo Road, Fayetteville, Cumberland County, North Carolina
Location	Cliffdale Road to the south, Morganton Road to the north, US 401 to the east, S Reilly Road the west
Tax ID	0407-97-0279- & 0407-97-1432-
Market Size	Large
MSA	Fayetteville
Market Type	Large, Military

Sale Data
Grantor	Bill E. Devault and wife, Betty J. Devault
Grantee	Hamod Saiedi, et al
Sale Date	August 14, 2013
Deed Book/Page	9269/488
Verification	February 25, 2014; Confirmed by Matthew Adams

Sale Price	$1,650,000
Cash Equivalent	$1,650,000

Land Data
Land Size	1.970 Acres or 85,813 SF
Zoning	CC, Commercial
Topography	Fairly level
Utilities	E.T,W.S.
Shape	Nearly rectangular

Flood Info	X Flood Zone, outside the 100 and 500 year floodplains

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General Physical Data
Building Name	Retail Building
Building Type	Single Tenant
Gross SF	12,000 according to the tax card

Construction Type	Pre-Engineered Steel
Stories	1
Year Built	1978

General Physical Data
Building Name	Retail Building 1
Building Type	Single Tenant
Gross SF	22,680 according to the tax card

Construction Type	Concrete/Masonry
Stories	1
Year Built	1981

Summary for Multiple Buildings
Building Name	Construction Type	Year Built	Gross Sq. Ft.	Sq. Ft.	No. Stories	Avg. Fl. Ht.
Retail Building	Pre- Engineered Steel	1978	12,000		1
Retail Building 1	Concrete/Ma sonry	1981	22,680		1
Gross SF	34,680

Indicators
Sale Price/Gross SF	$47.58
Floor Area Ratio	0.40
Land to Building Ratio	2.47:1

Improved Sale No. 2 (Cont.)

Property Identification
Record ID	5026
Property Type	Commercial, Shopping Center
Property Name	Carlie C’s Shopping Center
Address	3459 Main Street, Hope Mills, Cumberland County,
North Carolina 28348
Location	N. Main St. & Rockfish Road
Tax ID	0417-46-8355, 0414-46-6362, & 0414-46-9651
Submarket	Hope Mills
MSA	Fayetteville
Market Type	Large, Military

Sale Data
Grantor	Wilrady Family, LLC & BDJ Investments, LLC
Grantee	MML & Associates (Carlie C. McLamb, Jr.)
Sale Date	December 28, 2012
Deed Book/Page	9074/108
Property Rights	Fee
Financing	85% LTV DT w/BB&T for $1,585,000
Verification	August 11, 2013; Other sources: Public Records,
Confirmed by Jim Bullard

Sale Price	$1,860,000
Cash Equivalent	$1,860,000

Land Data
Land Size	5.900 Acres or 257,004 SF

Front Footage	467 ft NM N. Main Street;642 ft WM McPhail St.;331
ft EM Brown St.
Zoning	C3, Commercial
Topography	Slopes down 6 feet west to east
Utilities	All City
Shape	Irregular
Landscaping	Typical
Rail Service	NA
Flood Info	Not in FZ
Major Artery	NC Highway 59 (N. Main St.)
Traffic Count	25,000 (2012)
Site Position	Minor Corner

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General Physical Data
Building Name	Carlie C’s Shopping Ctr
Building Type	Single Tenant
Gross SF	56,397 Costar

Area Breakdown	Carlie C’s & strip	45,374	1975
	Strip	7,416	1975
	Restaurant	3,607	out parcel ’ 76

Construction Type	Block & brick
Roof Type	Elastomeric
Foundation	Concrete Slab
Stories	1
Year Built	1975

Indicators
Sale Price/Gross SF	$32.98
Floor Area Ratio	0.22
Land to Building Ratio	4.56:1
Occupancy at Sale	79.5

Remarks

Carlie C’s was leasing the anchor portion of this shopping center before purchasing.

Improved Sale No. 3 (Cont.)

Property Identification
Record ID	4956
Property Type	Commercial, Shopping Center
Property Name	Marketfair Mall
Address	1916 & 1912 Skibo Rd, Fayetteville, Cumberland
County, North Carolina 28314
Location	Intersection of Morganton and Skibo
Tax ID	0408-90-0281-
MSA	Fayetteville
Market Type	Large, Military

Sale Data
Grantor	Fayetteville Marketfair HH, Inc
Grantee	Fayetteville Mall Holdings, LLC
Sale Date	November 20, 2012
Deed Book/Page	9047/0008
Verification	Costar; Confirmed by Jamie Keith

Sale Price	$13,500,000
Cash Equivalent	$13

Land Data
Land Size	23.440 Acres or 1,021,046 SF
Zoning	CC

General Physical Data
Building Name	Mall
Building Type	Single Tenant
Gross SF	138,561 Costar

Stories	1
Year Built	1986

General Physical Data
Building Name	1912 Skibo Rd
Building Type	Single Tenant
SF	112,356 Costar

Stories	1
Year Built	1987

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Summary for Multiple Buildings
Building Name	Construction Type	Year Built	Gross Sq. Ft.	Gross Sq. Ft.	No. Stories	Avg. Fl. Ht.
Mall		1986	138,561		1
1912 Skibo Rd		1987	112,356		1
Gross SF	250,917

Indicators
Sale Price/Gross SF	$53.80
Floor Area Ratio	0.25
Land to Building Ratio	4.07:1
Occupancy at Sale	79.5

Remarks

Two Buildings on the same property. One is Marketfair Mall and the other is HH Gregg. Located across from Cross Creek Mall Marketfair Mall sold on November 20, 2012 for $13,250,000 or about $52.81per square foot. Colliers International - Atlanta Realty represented the seller in the transaction.

The property is a 250,917 square foot shopping center consisting of two main properties. There are other outparcels on the property, however they were not included in the sale. Occupancy for the included properties was 81% at the time of sale. Anchor tenants include the Carmike Cinemas, HH Gregg and Gander Mountain Company.

The seller foreclosed on the property in March 2012.

The buyer invests in distressed real estate and reportedly plans to demolish most of the center and rebuild an outdoor shopping center. The Cinemas would likely be unaffected by construction, which should start in six months.

Operating expenses were running about $3.10 per square foot, including about $0.81 in property taxes.

Improved Sale No. 4 (Cont.)

Property Identification
Record ID	4955
Property Type	Commercial, Shopping Center
Property Name	River Landing Shopping Center
Address	3616-3650 Ramsey Street, Fayetteville, Cumberland
County, North Carolina 28311
Location	NEM of Country Club Dr and Ramsey St
Tax ID	0439-64-7607
Market Type	Large, Military

Sale Data
Grantor	Curtis M. Dail and Jacqueline N. Dail
Grantee	Crayton-Fayetteville Ventures LLC
Sale Date	July 26, 2011
Deed Book/Page	8688/118
Verification	Public Records; May 28, 2013; Confirmed by Yolanda
Wells

Sale Price	$1,300,000
Cash Equivalent	$1,300,000

Land Data
Land Size	5.350 Acres or 233,046 SF
Zoning	LC, Limited Commercial
Topography	Level
Utilities	E, T, W, S
Shape	Irregular
Flood Info	Not in FZ
Major Artery	Ramsey St. (US 401)

Traffic Count	37,000 VPD (2012)
Site Position	Interior

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General Physical Data
Building Name	Former Kroger
Building Type	Single Tenant
SF	51,432 Tax Card

Construction Type	Concrete Block
Roof Type	Elastomeric
Foundation	Concrete
Sprinklers	yes
Stories	1
Year Built	1980 Remodeled after purchase
Condition	Average

Indicators
Sale Price/ SF	$25.28
Floor Area Ratio	0.22
Land to Building Ratio	4.53:1

Remarks

This is a sale of The River Landing Shopping Center located behind First Citizens Bank and Ruby Tuesdays at the intersection of Ramsey St and Law Rd. Shopping Center can be accessed from either Ramsey St or Law Rd using the traffic light.

It was redeveloped and still has prime space available. National retailers like It’s Fashion Metro, Dollar Tree and Shoe Show are located in the center. There is currently available a 10,607 sf shell space next to Shoe Show and 2,412 sf of storage space. This shopping center originally had a Kroger as its anchor tenant.

Improved Sale No. 5 (Cont.)

Property Identification
Record ID	4413
Property Type	Commercial, Shopping Center
Property Name	Cedar Creek Crossing Shopping Center
Address	600 Cedar Creek Rd, Fayetteville, Cumberland
County, North Carolina 28312
Tax ID	0446-57-6549-
MSA	Fayetteville
Market Type	Large, Military

Sale Data
Grantor	Cedar Creek Crossing Associates LLC
Grantee	MML & Associates
Sale Date	March 25, 2011
Deed Book/Page	8613/389
Recorded Plat	96-92
Property Rights	Fee Simple

Verification	LoopNet (#2993041); April 26, 2011; Other sources:
GIS, Registry & Tax Card, Confirmed by Yolanda
Wells

Sale Price	$2,600,000
Cash Equivalent	$2,600,000

Land Data
Land Size	11.630 Acres or 506,603 SF
Zoning	C1P, Commercial
Topography	Level
Utilities	All City
Shape	L
Flood Info	Rear portion of site in AE FZ
Major Artery	Cedar Creek Rd (NC Hwy 53)
Traffic Count	12,000 VPD (2012)
Site Position	Interior

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General Physical Data
Building Name	Carlie C’s Shopping Ctr
Building Type	Single Tenant
Gross SF	75,788 Tax dept

Area Breakdown	Groc. Big Box	48,044	1998
	Strip	27,744	1998

Construction Type	Block Brick
Roof Type	Elastromeric
Foundation	Concrete Slab
Sprinklers	Yes
Stories	1
Year Built	1998 Built w/Winn Dixie - tena
Condition	Average

Indicators
Sale Price/Gross SF	$34.31
Floor Area Ratio	0.15
Land to Building Ratio	6.68:1
Occupancy at Sale	85%

Remarks

This 75,788 sf strip/anchored/grocery property sold for $34.31/sf in March 2011. Tenants included Carlie C’s, Dollar General, Amt Security Services, and Cats. This community center was built with a Winn Dixie as the anchor tenant. Winn Dixie went out of business a few years later and Carlie C’s leased space before purchasing entire shopping center in 2011.

SUMMARY OF COMPARABLE SALES

Comparison Based Upon Improvement Value/SF

	Subject	Sale #1	Sale #2	Sale #3	Sale #4	Sale #5
		5140	5026	4956	4955	4413
Sales Price *	N/A	$1,650,000	$1,860,000	$13,500,000	$1,300,000	$2,600,000
Grantor	N/A	Bill E. Devault and wife, Betty J. Devault	Wilrady Family, LLC & BDJ Investments, LLC	Fayetteville Marketfair HH, Inc	Curtis M. Dail and Jacqueline N. Dail	Cedar Creek Crossing Associates LLC
Grantee	N/A	Hamod Saiedi, et al	MML & Associates (Carlie C. McLamb, Jr.)	Fayetteville Mall Holdings, LLC	Crayton-Fayetteville Ventures LLC	MML & Associates
Date of Sale	N/A	8/14/2013	12/28/2012	11/20/2012	7/26/2011	3/25/2011

CHARACTERISTICS

Bldg Size (SF)	32,788	34,680	56,397	250,917	51,432	75,788
Location	Fayetteville	Fayetteville	Hope Mills	Fayetteville	Fayetteville	Fayetteville
Address	1920 Skibo Road	1972 Skibo Road	3459 Main Street	1916 & 1912 Skibo Rd	3616-3650 Ramsey Street	600 Cedar Creek Rd
Construction	Concrete/Masonry	Pre-Engineered Steel/Concrete/ Masonry	Concrete/Masonry	Concrete/Masonry	Concrete/Masonry	Concrete/Masonry
Land/Bldg Ratio	3.5:1	2.47:1	4.56:1	4.07:1	4.53:1	6.68:1
Est. EGIM	N/A	N/A	N/A	N/A	N/A	N/A
Est. OAR	N/A	N/A	N/A	N/A	N/A	N/A
Depreciation	75%	87%	80%	45%	83%	64%
Age @ Sale	27	34	37	25	31	13
Condition of Sale	N/A	Market	Market	Market	Market	Market
Utility/Shape	Nearly rectangular	Nearly rectangular	Irregular	Irregular	Irregular	Nearly rectangular
Zoning	CC	CC	C3	CC	LC	C1P
Est. Land Value	$2,300,000	$1,303,178	$980,775	$2,931,559	$648,125	$599,666

ADJUSTMENTS

Price/SF		$47.58	$32.98	$53.80	$25.28	$34.31
Land Value/SF		$37.58	$17.39	$11.68	$12.60	$7.91
Improvement		$10.00	$15.59	$42.12	$12.68	$26.40
Time Adjustment		$1.00	$1.00	$1.00	$1.00	$1.00
Time Adjusted Price		$10.00	$15.59	$42.12	$12.68	$26.40
Condition of Sale		$1.00	$1.00	$1.00	$1.00	$1.00
Age/Condition Adj.		$1.12	$1.05	$0.70	$1.08	$0.89
Quality of		$1.00	$1.00	$1.00	$1.00	$1.00
Market Adj.		$1.00	$1.00	$1.00	$1.00	$1.00
INDICATED PRICE/SF		$11.20	$16.37	$29.48	$13.69	$23.50
Land Value/SF		$70.15	$70.15	$70.15	$70.15	$70.15
Indicated Value/SF		$81.35	$86.52	$99.63	$83.84	$93.65

*Sales Price reflects cash or has been adjusted for financing and conditions of sale

Summary of Improved Sales

RECONCILIATION OF IMPROVED SALES

Sale #1 is larger in size than the subject. The sale is located in a similar location and the same market as the subject. Sale #1 is similar in zoning uses compared to the subject. The construction quality of the building on Sale #1 is similar to the construction quality of the subject’s building. The sale has a similar traffic count compared to the subject. The building on Sale #1 is slightly inferior in age compared to the subject’s building. This is the most recent sale.

Sale #2 is larger than the subject in size. The sale is located in an inferior market compared to the subject. Sale #2 has a lower traffic count compared to the subject. Sale #2 is similar to the subject in zoning uses. The construction quality of the building on Sale #2 is similar to the construction quality of the subject’s building. The building on Sale #2 is slightly inferior in age compared to the subject’s building.

Sale #3 is larger than the subject in size. The sale is located in similar location as the subject and is located in the same market as the subject. Sale #3 has a similar traffic count compared to the subject. Sale #3 is similar to the subject in zoning uses. The construction quality of the building on Sale #3 is similar to the construction quality of the subject’s building. The building on Sale #3 is similar in age compared to the subject’s building.

Sale #4 is larger than the subject in size. The sale is located in a slightly inferior market compared to the subject. Sale #4 has a similar traffic count compared to the subject. Sale #4 is similar to the subject in zoning uses. The construction quality of the building on Sale #4 is similar to the construction quality of the subject’s building. The building on Sale #4 is similar in age compared to the subject’s building.

Sale #5 is larger than the subject in size. The sale is located in an inferior market compared to the subject. Sale #4 has a lower traffic count compared to the subject. Sale #5 is similar to the subject in zoning uses. The construction quality of the building on Sale #5 is similar to the construction quality of the subject’s building. The building on Sale #5 is superior in age compared to the subject’s building.

The sales comparables indicate a fully adjusted range of $99.63 and $81.35 per SF for the subject. It is the appraiser’s opinion that Sales #1, #3, and #4 are the most similar to the subject, due to the sales being in a similar market as the subject, and will be the basis for the appraiser’s opinion of value. Therefore it is the appraiser’s opinion that the subject’s value is $85.00 per SF or $2,786,980, rounded to $2,800,000.

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Summary

32,788 SF x $85.00/SF = $2,786,980

Rounded to: $2,800,000

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THE INCOME APPROACH

The Income Approach is that procedure in appraisal analysis, which converts, anticipated benefits to be derived from the ownership of the property into a value estimate. The income approach is widely applied in appraising income-producing properties.

The basic steps in translating the income stream projection into a value indication are:

Estimate potential gross real estate income.

Estimate and deduct a vacancy and collection loss allowance to derive effective gross income.

Estimate and deduct expenses of operation to derive net operating income.

Analyze the pattern, and duration of the projected income stream.

Estimate the anticipated value of the resale or reversionary benefit.

Develop the appropriate capitalization rate(s) or discounting factor(s).

Complete the capitalization process and estimate the property’s value. 12

INCOME VALUATION TECHNIQUE APPLIED

This property will be valued by direct capitalization. According to The Appraisal of Real Estate, 12th Edition:

Direct capitalization is a method used to convert an estimate of a single year’s income expectancy into an indication of value in one direct step, by dividing the income estimate by an appropriate income rate or by multiplying the income estimate by an appropriate income factor.

[12]	American Institute of Real Estate Appraisers, Chicago, Ill.

5,000 to 25,000 square foot spaces

You will note that the market range for retail spaces in size from 5,000 to approximately 25,000 square feet are generally leased at a range of $5.00 to $9.95 per square foot, with a large number of comparables clustered around $8 a square foot. Leases within this range would be considered market leases and therefore produce market values.

As shown in the chart above, the lease rates from 5,000 to 25,000 per square foot do not fluctuate much; therefore the size of the leasable area should not affect the price per square foot of the lease rate. The appraiser has the information used to create the chart in his work file.

The outparcels of the shopping center you will note from the table and graph below that the out parcels range in building size from 1,260 to 6,500 square feet and range in rate from $11.50 per square foot to $36.75 per square foot. Leases within this range will be considered at market

Therefore, based on the comparable leases and the fair market rental rate applied to the vacant space, it is my opinion that this property is capable of producing a potential gross income as shown on the following analysis. The appraiser has the information used to create the chart in his work file.

Lease Adjustment Grid (Adjusted to Absolute Net Lease)

No.	Lease Begin Date	Tenant & Location	Year Built	Leased Area	Lease Term	Lease Type	Contract Rent	CPI Adj.	CPI Adj. Rate	Adj. for Taxes	Adj. for Ins.	Adj. for Maint.	Net Adj.	Rent/SF Absolute Net Basis
Lease 1 2366	2/1/13	Tenant A/1800 Skibo Road	1989 (Weighted Average)	23,688	5 Yrs	Absolute Net	$8.31	1.00	$8.31	$0.00	$0.00	$0.00	$0.00	$8.31
Lease 2 2366	9/1/12	Tenant B/1800 Skibo Road	1989 (Weighted Average)	13,513	5 Yrs	Absolute Net	$6.75	1.01	$6.82	$0.00	$0.00	$0.00	$0.00	$6.82
Lease 3 1841	10/1/10	Tenant C/1800 Skibo Road	1989 (Weighted Average)	5,800	5 Yrs	Absolute Net	$17.50	1.07	$18.73	$0.00	$0.00	$0.00	$0.00	$18.73
Lease 4 2366	6/8/10	Tenant D/1800 Skibo Road	1989 (Weighted Average)	10,160	5 Yrs	Absolute Net	$9.95	1.07	$10.65	$0.00	$0.00	$0.00	$0.00	$10.65
Lease 5 2366	3/5/09	Tenant E/1800 Skibo Road	1989 (Weighted Average)	8,706	5 Yrs	Absolute Net	$7.58	1.09	$8.26	$0.00	$0.00	$0.00	$0.00	$8.26

SUMMARY OF LEASES

Actual Rent for the Subject Property

The subject was originally leased by Circuit City in 1987. Circuit city then subleased the property to Books-A-Million and David’s Bridal. However as of 2008, Circuit City filed for bankruptcy and the tenants, David’s Bridal and Books-A-Million, then became direct tenants to the landlord. The subject is currently being leased by David’s Bridal and Books-a-Million. David’s Bridal is currently being leased at a rate of $145,500 per year or $14.55 per square foot, according to the lease which describes the leasable area as 25,000 square feet, or $15.86 a square foot according to the appraiser’s measurements at 23,354 square feet. Books-A-Million has changed its name to 2nd and Charles, but the property is still being leased by Books-A-Million. Books-A-Million is currently leasing the property for a rate of $120,000 per year or 4.80 per square foot, according to the lease which describes the leasable area as 10,000 square feet, or $5.14 a square foot according to the appraiser’s measurements at 9,174 square feet.

Gross Potential Income

The income for the subject is based on market rental rates derived from comparables of similar buildings. The rental comparables indicate a range of $6.82 to $18.73 per square foot of space.

All of the leases are similar to the subject in market, location, and age. The leases are located on the same street and within the same market area as the subject. Lease #3 is being used to show the upper end of value, this leases is superior to the subject. The building for this lease is an outparcel. Leases #1, #2, #4, and #5 are all inline building, which are similar to the subject.

The most weight will be put on lease #1, #2, #4 and #5. The comparable leases indicate a range of rent of $6.82 to 10.65 per square foot. Due to the subject’s age and condition, it is the appraiser’s opinion that the market rent for the subject is $9.00 per SF. The improved leases are in the appraisers work file, due to confidentiality issues, the tenants’ names cannot be released.

32,788 SF X $9.00/SF = $295,092

VACANCY AND COLLECTION LOSSES

A vacancy and collection loss of 10% will be applied to the subject’s Gross Potential Income (GPI).

Vacancy & Collection Loss = $102,651 (GPI) x 10% = $29,509

EFFECTIVE GROSS INCOME

After vacancy and collection losses, the effective gross income is $265,583.

EXPENSES

The estimated rental rate is based on an absolute net lease where the tenant is responsible for the taxes, insurance and maintenance.

Management Expenses are estimated at 3% of the effective gross income or $7,967.

$236,074 X 3% = $7,967

Property Taxes paid by tenant.

Insurance paid by tenant.

Maintenance paid by tenant.

The Net Operating Income is EGI – Expenses = $257,616.

$265,583
-	$7,967

$257,616

SELECTION OF THE CAPITALIZATION RATE

RealtyRates.com INVESTOR SURVEY - 1st Quarter 2014* RETAIL - ALL TYPES
Item	Input					OAR
Minimum
Spread Over 10-Year Treasury	0.73%	DCR Technique	1.05	0.046128	0.90	4.36
Debt Coverage Ratio	1.05	Band of Investment Technique
Interest Rate	3.45%	Mortgage	90%	0.046128	0.041515
Amortization	40	Equity	10%	0.080256	0.008026
Mortgage Constant	0.046128	OAR				4.95
Loan-to-Value Ratio	90%	Surveyed Rates				4.71
Equity Dividend Rate	8.03%
Maximum
Spread Over 10-Year Treasury	7.15%	DCR Technique	2.25	0.128000	0.50	14.40
Debt Coverage Ratio	2.25	Band of Investment Technique
Interest Rate	9.87%	Mortgage	50%	0.128000	0.064000
Amortization	15	Equity	50%	0.180224	0.090112
Mortgage Constant	0.128000	OAR				15.41
Loan-to-Value Ratio	50%	Surveyed Rates				14.64
Equity Dividend Rate	18.02%
Average
Spread Over 10-Year Treasury	2.83%	DCR Technique	1.41	0.074533	0.70	7.42
Debt Coverage Ratio	1.41	Band of Investment Technique
Interest Rate	5.55%	Mortgage	70%	0.074533	0.052491
Amortization	25	Equity	30%	0.135238	0.039994
Mortgage Constant	0.074533	OAR				9.25
Loan-to-Value Ratio	70.4%	Surveyed Rates				10.14
Equity Dividend Rate	13.5%

*4th Quarter 2013 Data	Copyright 2014 RealtyRates.comTM

For Retail space, the overall rate ranges from 4.95% to 15.41% and the surveyed rates ranges from 4.71% to 14.64%. The subject is an older building with less time for the investor to recapture his/her investment. Therefore, the appraiser will apply a rate of 8% to the subject.

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Reconstructed Operating Statement

Gross Potential Income:		$295,092
Less Vacancy and Collection Loss:	10%	$29,509
Effective Gross Income:		$265,583
Expenses:
Management:	3%	$7,967
Real Estate Taxes:		$—
Insurance:		$—
Maintenance:		$—
C.A.M.		$—
Reserves:		$—
Total Expenses:		$7,967
Net Operating Income:		$257,616

Based upon the analysis shown on these pages, the value of the subject property by the Income Approach with the given Capitalization Rate is as follows:

NOI/Capitalization Rate = Indicated Value

$257,616	÷	8%	=	$3,220,200
Rounded to:				$3,200,000
Per Square Foot:				$97.60

“Fee Simple” Interest as of February 24, 2014:

$3,200,000

Value by the Income Approach	$3,200,000

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RECONCILIATION OF MARKET APPROACHES

The approaches used to arrive at an opinion of value are summarized as follows:

Cost Approach	$3,100,000
Market Approach	$2,800,000
Income Approach	$3,200,000

The Cost Approach is based on the replacement cost new which has been estimated by the Marshall and Swift Service and the site value has been estimated by comparable sales. Physical depreciation and economic depreciation are calculated based on the extracted depreciation of sales. Functional depreciation is based on the differences between the cost estimates for over improvements versus normal improvements in Marshall and Swift.

The Market Approach is considered to be a reliable indicator of value. The reason for this is the purchaser, himself. After comparing several properties and sales prices, the buyer evaluates and comes to a conclusion as to a fair price. A buyer will not, as a general rule, pay more for a property than that amount for which he can purchase a comparable property. The market approach is a more general approach, which compares properties on an overall square foot basis with one another. This approach probably produces the widest range in values of all approaches, but is necessary to reflect the general strength of the market should the property being put up for sale.

The Income Approach is that procedure in appraisal analysis, which converts, anticipated benefits to be derived from the ownership of the property into a value estimate. The income approach is widely applied in appraising income producing properties.

As can be seen by the three approaches used in this analysis, a value range of $3,000,000 to $3,200,000 is indicated for the subject.

Due to the property being an income producing property, the most reliable approach to value is considered to be the Income Approach. Therefore, it is the appraiser’s opinion that the subject’s value is $3,000,000.

Indicated Market Value	$3,000,000
Date of Value Estimate	February 24, 2014

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DETERMINING THE LEASED FEE VALUE SUBJECT TO DAVID’S BRIDAL LEASE

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Value of the Lease

The 2nd and Charles lease is below market and is not being considered for this appraisal. The appraiser is assuming that the property is being purchased by Books-A-Million, and the lease will terminate. The added value of David’s Bridal above market lease will be added to the “Fee Simple” Value of the property already determined earlier in the report of $3,000,000. David’s Bridal’s lease is above the market rate. The “Fee Simple” Value has already valued the real estate of the subject based on the market rent, by adding the above market rent value of the lease, the “Leased Fee” is determined.

David’s Bridal is being leased at a rate of $14.55 per square foot for 10,000 square feet, according to the lease. As established above, the market rent for the subject should be about $9.00 per square foot. David’s Bridal is currently being leased above market rate. The difference between the market rate and the leased rate is $5.55. The $5.55 above rent will be multiplied by the 10,000 square feet, according to the lease, that David’s Bridal is leasing to determine the amount per year the lease adds above the market rate, which is $55,500/Year. The $55,000 is then divided by twelve months which is $4,625 per month. The present value of the excess rent, from March 2014 to May 2016, at a discount rate of 10% or 0.83% monthly, solving for Present Value. A Present Value of $107,713.54 is produced, rounded to $100,000.

$14.55-$9.00 = $5.55/SF above market rate

$5.55 X 10,000 = $55,500/Year

$55,500/12 Months = $4,625

Hp12C Inputs

N = 26, I = 0.83, PMT = 4,625, Solve for PV

PV = $107,713.54

Rounded to $100,000

$3,000,000 + $100,000= $3,100,000

Leased Fee Market Value = 3,100,000

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ESTIMATION OF MARKETING TIME

The following discussion about marketing time is included here to comply with the requirement of Uniform Standard of Professional Appraisal Practice (USPAP). The USPAP requires that the market value stated within the report be related to the properties marketing time. I have included a discussion of the various factors which affect marketing time and acceptable methods to measure marketing time.

FACTORS AFFECTING MARKETING TIME

There are many factors which affect the marketing time of real estate properties. Some of these are included in the following discussion. A summary listing is provided first followed by a more in depth discussion of the factors that affect the discount to apply to “Market Value” to arrive at “Fair Value”.

Type of Property

Cash Flow

Quality of Property

Economic Conditions

Magnitude of Investment

Selling Method

Availability of Financing

Location of Property

Type of Property

Some types of real estate require more than one year to market at their Market Value (currently referred to as the most probable selling price). These types include residential, commercial, and industrial sites; banks; motels; churches; hospitals; marinas; museums; zoos; and other special purpose properties where the market for these properties is very weak due to cyclical and uncertain market conditions creating a limited number of buyers at any one time. Of course, most properties will sell within one year if the price is low enough.

Cash Flow

Of course, investment grade properties with good cash flows which are providing a good rate of return to the investor will usually sell within one year while the same property without a positive cash flow may take two or three years to sell. On the other hand Non-income producing vacant land may require three to 10 years to sell. Therefore, we may conclude that marketing time is a function of the property type and cash flow.

Quality of Property

The “REAL ESTATE INVESTOR SURVEY” 13 reports a marketing time range from a low of 5.43 months (national Apartment Market) to a high of 18.00 months (national oversupplied office market). The Average for all surveyed markets is 10.45 months (up 3.36% since one year ago). This survey deals with investment grade type properties, which generally have a good cash flow and in many cases are leased to credit tenants.

Since a property with a positive cash flow may sell in a much shorter period of time than a non-income producing property, a lower discount may be applicable to reflect “Fair Value”. Investment grade properties with a positive cash flow generally provide a return to the investor and the value by the income approach may tends to set the lower limit of value and generally indicate “Fair Value” without much discount. Any good investment grade property is usually nationally marketable within a year’s time. Many of these properties are sold based on their income stream rather than the value of the real estate. Many large institutional investors are constantly seeking these investments.

Economic Conditions

The economic conditions at the time may affect these marketing times greatly. For instance, vacant apartment land may take 10 years to market if the window of opportunity (when the cost, rents, and interest rates make it feasible for an apartment developer to build apartments) for building apartments occurs once every 10 years. Vacant development land tends to sell during the building boom peaks. If these peaks occur once every seven to nine years, marketing time might be seven to nine years if the property were placed on the market at the end of the last peak. Marketing time may be one year if it is placed on the market one year before the boom peak. We may conclude then that marketing time is also a function of the economic conditions when the property is placed on the market.

Magnitude of Investment

Another factor, which may influence marketing time, is the size, both in physical size and dollar amount, of the property. Due to the limited number of buyers for the larger properties, the larger properties may take longer to market than the smaller properties, which are easily affordable by many potential buyers and thus more marketable. Thus we may conclude that marketing time is a function of the size or magnitude of the investment.

[13]	“REAL ESTATE INVESTOR SURVEY” Fourth Quarter, 1992, Volume 5, Number 4, by Peter F. Korpacz & Associates, Inc. New York, NY, page 5 and 6.

Selling Method

Any type of real estate that is not given sufficient marketing time may sell at considerable discount. The discount is usually a function of the marketing time. For instance, the typical marketing time for a residence may be 6 months under normal marketing procedures. Should the residence be sold at the courthouse door or at an auction sale with 30 days notes, a discount of 15 percent to 25 percent may be applicable. Part of the discount may be due to the method of selling as much as to the short selling time. Generally the greater the time span between normal marketing time and the actual selling time, the greater the discount. We may conclude that the discount is a function of the selling method and marketing time.

We may also find that the sellers which are known as “liquidation” type sellers cannot achieve the same price that another non-liquidation seller could achieve. Some of these “liquidation” type sellers might include IRS, Estate Sales, Lenders, Relocation Companies, Attorneys, Bankruptcy courts, Auction Sales, and distressed sellers. We may find that a shortened marketing time may create the appearance of a “liquidation” sale and therefore an auction price may provide us with an indication of the discount to apply for a shorter marketing time. We may conclude that a “quick or liquidation” sale may provide the proper indication of “Fair Value” without further adjustment.

Discounts on vacant land when sold with a short 30 days marketing time may approach 90% due to the normally long period of time required to find a buyer who can ultimately use the property. The absorption rates of vacant commercial sites are usually several years. If these properties are sold in less than their normal marketing time, another type of buyer is attracted to the market and this includes the investor/speculator who expects to double his money in four to five years. Of course, if a building boom is eminent the discount may be much less.

Availability of Financing

At various times, certain properties which as a group have performed poorly fall out of favor with lenders. When this happens it becomes increasingly difficult to obtain financing to purchase properties. This has a profound effect on the marketability and marketing time of these properties. Potential buyers are very much aware of the attitude of lenders and the buyers may be “cool” toward certain types of properties. Even the best properties may be rejected by lenders. In this situation, a sell within a year may require severe price cuts or seller financing.

Location of Property

Well-located properties have a distinct advantage over poorly located properties when it comes to selling a property. Well-located properties will usually command a high price even in a depressed market. Common sense tells us that it would take a less time to sell a well-located property than a poorly located property.

Typical marketing times observed by this firm over the last 30 years are as follows. As has been mentioned from the previous discussion, these marketing times can change depending on the market influences at the time.

Motels	1 to 2 years
Farms	0.5 to 1.5 years
Apartments	0.25 to 0.75 years
Retail Store	0.5 to 1 year
Industrial buildings	2 to 3 years
Residential Properties	0.1 to 0.5 years
Office Buildings	0.25 to 0.75 years
Special Purpose Properties	1 to 5 years
Commercial Lots	1 to 10 years
Residential Lots	1 to 5 years
Development Land	3 to 10 years

RATIONALE AND METHOD FOR ESTIMATING MARKETING TIME

“The estimate of marketing time uses some of the same data analyzed in the process of estimating reasonable exposure time as part of the appraisal process and is not intended to be a prediction of a date of sale or a one-line statement. It is an integral part of the analyses conducted during the appraisal assignment. The estimate may be expressed as a range and can be based on one or more of the following:

•	statistical information about days on market;

•	information gathered through sales verification;

•	interviews of market participants; and

•	anticipated changes in market conditions.

Related information garnered through this process include other market conditions that may affect marketing time, such as the identification of typical buyers and sellers for the type of real estate involved and typical equity investment levels and/or financing terms. The reasonable marketing time is a function of price, time, use, and anticipated market conditions such as changes in the cost and availability of funds; not an isolated estimate of time alone.” 14

In ADVISORY OPINION G-7 issued September 16, 1992, by the Appraisal Standards Board of The Appraisal Foundation the following statement is made.

“Since marketing time occurs after the effective date of the market value estimate and the marketing time estimate is related to, yet apart from the appraisal process, it is appropriate for the section of the appraisal report that discusses this issue and its implications to appear toward the end of the report after the market value conclusion. The request to estimate a reasonable marketing time exceeds the normal information required for the conduct of the appraisal process, and should be treated separately from that process.”

“It is also appropriate for the appraiser to discuss the impact of price/value relationships on marketing time and contrast different potential prices and the associated marketing time with the reasonable marketing time at the estimate of market value.”

[14]	ADVISORY OPINION G-7, Appraisal Standard Board of the Appraisal Foundation, 1992, pages 1 and 2.

Discounted Cash Flow Analysis

If the Market Value is determined by Discounted Cash Flow (DCF) analysis, the discounting for time is inherent within the process and no further discounting is necessary provided the projected income stream is derived from the actual current and historical income streams from the subject or similar properties. Market Value based upon DCF analysis can provide Fair Value without further discount.

On the other hand if Direct Capitalization is applied to the stabilized income in a future year, this produces a value at stabilized occupancy for the future year and not a present value.

Marketing Time for the Subject

Under USPAP, Marketing Time is the estimated length of time following the date of the appraisal that the property interest being appraised would have to be offered on the market prior to the hypothetical consummation of a future sale at the indicated market value.

Given current market conditions, we project that if the subject property were to be put on the market at a price at or near the indicated market value estimated above, the marketing period required to sell the property, providing normal marketing techniques are employed, would not exceed one year after the date of valuation.

This time frame is based on conversations with local brokers, property owners, developers, and other market participants.

Exposure Time

Under USPAP, Exposure Time is a retrospective estimate of the length of time the property would have been listed for sale prior to the appraisal date, based upon an analysis of past events assuming a competitive and open market.

Based upon our current records of related data to our subject and to the comparables analyzed, we estimate that, if the subject had sold on the effective date of our appraisal at a price at or near the indicated market value estimated above, the exposure time required to sell the property would have been one year. This is a reasonable time frame based upon the competitive and open market found in the subject’s area.

ADDENDA

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CERTIFICATION

The undersigned does hereby certify that, to the best of my/our knowledge and belief except as otherwise noted in this appraisal report:

1.	The statements of fact contained in this appraisal report upon which the analyses, opinions, and conclusions expressed herein are based, are true and correct.

2.	The reported analyses, opinions, and conclusions are limited only by the reported assumptions and limiting conditions, and are my personal, impartial, and unbiased professional analyses, opinions, and conclusions.

3.	I have no present or prospective interest in the property that is the subject of this report, and no personal interest with respect to the parties involved.

4.	I have no bias with respect to the property that is the subject of this report or to the parties involved with this assignment.

5.	My engagement in this assignment was not contingent upon developing or reporting predetermined results.

6.	My compensation for completing this assignment is not contingent upon the development or reporting of a predetermined value or direction in value that favors the cause of the client, the amount of the value opinion, the attainment of a stipulated result, or the occurrence of a subsequent event directly related to the intended use of this appraisal.

7.	My analyses, opinions, and conclusions were developed, and this report has been prepared, in conformity with The Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation and the Principles of Appraisal Practice and Code of Professional Ethics of the Appraisal Institute, the American Society of Appraisers, and the Institute of Business Appraisers.

8.	The use of this report is subject to the requirements of the Appraisal Institute relating to the review of its duly authorized representatives.

9.	As of the date of this report, Tom J. Keith, MAl, SRA has completed the requirements under the continuing education program of the Appraisal Institute. The American Society of Appraisers has a mandatory recertification program for all of its Senior members. I am in compliance with that program.

10.	No one provided significant professional assistance to the person(s) signing this report, except those mentioned in the report.

11.	I have not performed any services, as an appraiser or in any other capacity, regarding the property that is the subject of this report within the three-year period immediately preceding acceptance of this assignment.

I have made a personal inspection of the property that is the subject of this report.

I have made a personal inspection of the property that is the subject of this report.

ASSUMPTIONS AND LIMITING CONDITIONS

This appraisal is based upon the following assumptions and limiting conditions:

1. The information contained in this report was gathered from reliable resources, but the appraiser in no sense guaranteed its validity.

2. I assume no responsibility for matters legal in character, nor do I render my opinion as to the title, which is assumed to be good. All existing liens and encumbrances have been disregarded and the property is appraised as though free and clear and under responsible ownership and competent management.

3. The sketch in this report is included to assist the reader in visualizing the property. I have made no survey of the property and assume no responsibility for its accuracy. Any maps, plats, or drawings reproduced and included in this report are intended only for the purpose of showing spatial relationships. The reliability of the information contained on any such map or drawing is assumed by the appraiser and cannot be guaranteed to be correct. It is assumed that the utilization of the land and improvements is within the boundaries of the property lines of the property described and that there is no encroachment or trespass unless noted in the report.

4. Disclosure of the contents of this appraisal report is governed by the Bylaws and Regulations of the Appraisal Institute (AI) and the American Society of Appraisers (ASA).

5. Neither all nor any part of the contents of this report (especially any conclusions as to value, the identity of the appraiser or the firm of which he is connected, or any reference to the Appraisal Institute or the MAI or SRA designation) shall be disseminated to the public through advertising media, public relations media, sales media, or any other public means of communication without the prior written consent and approval of the appraiser.

6. I am not required to give testimony or attendance in court by reason of this appraisal, with reference to the property in question, unless arrangements have been previously made therefore. By accepting delivery of this appraisal report the client agrees that in the event the appraiser is subpoenaed to testify with regards to this appraisal report and/or the subject property involved, the client will compensate the appraiser for the appraiser’s time and expenses at the appraiser’s current billing rate.

7. The distribution of the total valuation in this report between land and improvements applied only under the existing program of utilization. The separate valuation for land and/or building must not be used in conjunction with any other appraisal and are invalid if so used.

8. The final conclusion of value expressed in this appraisal is the appraiser’s opinion, which is based upon careful investigation and analysis of all the known facts and conditions, which are believed to influence or affect the market value (as defined elsewhere in this report) of the property under appraisement. The market price of the property may differ from its market value depending upon the motivations and the knowledge of the buyer and/or seller. The market value of the subject property expressed herein is the appraiser’s opinion of the probable price at which it would sell in the open market free of abnormal conditions.

9. Unless otherwise noted in this appraisal, the final conclusion of value for special purpose type properties such as industrial, commercial, fraternal, religious, governmental, theaters, chemical plants, and other such types of real estate which cannot be converted to other uses without large capital investments or which have limited marketability due to market conditions existing within the area or the economy at the particular time, are based on the assumption that continued occupancy and use for that particular purpose existing at the time of the appraisal will continue to exist for a period of time long enough to permit adequate recapture of the investment.

10. In the appraisal of vacant land tracts unless otherwise noted in the appraisal, the final conclusion of value expressed herein is based on the assumption that sufficient tree cover will be maintained on an undeveloped tract of land sufficient to enhance the value of the property for its highest and best use.

11. The physical condition of the improvements described herein was based on visual inspection. No liability can be assumed for the soundness of structural members as no engineering test has been made.

12. The appraiser assumes that there are no hidden or unapparent conditions of the property, subsoil, or structures, which would render it more or less valuable. The appraiser assumes no responsibility for such conditions, or for engineering, which might be required to discover such factors.

13. On all appraisals subject to satisfactory completion, repairs or alterations, the appraisal report and value conclusion are contingent upon completion of the improvements in a workmanlike manner.

14. Sub-surface rights (mineral, oil and water, etc.) were not considered in this report, unless otherwise noted.

15. Before any loan or commitments are made predicated on value conclusions reported in this appraisal, the mortgagee should verify facts and valuation conclusions contained in this report with the appraiser(s).

16. This report meets the general appraisal standards of the Appraisal Institute (AI) and the American Society of Appraisers (ASA) and is performed and completed to those standards using the appraiser’s best judgment and experience. Should any user of this appraisal find that it does not meet their specific guidelines or specific investment criteria for any reason, the user agrees to contact only the appraiser, in writing, and explain the reason(s) for it not being acceptable. If the client furnished a written copy upon initial contact with the appraiser of the guidelines to follow and the appraiser did not follow them, then this appraiser will revise the appraisal to conform to the client’s guidelines, if within the code of ethics of the AI and ASA.

17. If no written guidelines were furnished by the client upon initial contact with the appraiser, the appraiser then may charge for revising the appraisal to meet the client’s particular needs, if within the code of professional ethics of the AI and ASA. The user of this report agrees not to cast any doubt to anyone about the appraiser’s professional integrity by rejecting the appraisal for any of the above reasons.

18. My investigation makes it reasonable to assume, for appraisal purposes, that no insulation or other product banned by the Consumer Product Safety Commission or any other governmental agency has been introduced into the appraised premises.

19. If I have attached a certificate (letter, form, etc.) of the property owner (agent, trustee, etc.) to the effect that the property has not been treated with urea formaldehyde foam insulation (UFFI) I assume, for appraisal purposes, that this representation is accurate.

20. Unless otherwise stated in this report, the existence of hazardous material, which may or may not be present on the property, was not observed by the appraiser. The appraiser has no knowledge of the existence of such materials on or in the property. The appraiser, however, is not qualified to detect such substances. The presence of substances such as asbestos, urea-formaldehyde foam insulation, or other potentially hazardous materials may affect the value of the property. The value estimate is predicated on the assumption that there is no such material on or in the property that would cause a loss in value. No responsibility is assumed for any such conditions, or for any expertise or engineering knowledge required to discover them. The client is urged to retain an expert in this field, if desired. This appraisal is based upon the assumption that there is no hazardous waste on or near the subject site and, if this is not a valid assumption, then we reserve the right to revise the appraisal accordingly.

21. If operating statements were included within the report, they were accepted at face value by the appraiser even if furnished by the owner, operator, manager, accountant, broker, attorney, or any other party. The user of this report should make their own investigation as to the reliability of the data furnished to the appraiser and included within the report. An audited financial report prepared by a CPA should provide the most valid data available.

22. If the subject property or any of the comparable sales contain wetlands, environmentally sensitive areas, endangered species, etc, the appraiser has taken them into consideration if they were readily recognizable and interpretable by the appraiser. The definitions of these areas are subject to varying definitions and interpretation from time to time and the appraiser is not qualified or even able to keep current as to the various definitions and interpretations used by the multitude of agencies regulating this area.

23. I have not made a specific compliance survey and analysis of this property to determine whether or not it is in conformity with the various detailed requirements of the Americans with Disabilities Act (ADA). It is possible that a compliance survey of the property together with a detailed analysis of the requirements of the ADA could reveal that the property is not in compliance with one or more of the requirements of the Act. If so, this fact could have a negative effect upon the value of the property. Since I have no direct evidence relating to this issue, I did not consider possible non-compliance with the requirements of ADA in estimating the value of the property.

24. To the best of the Appraiser’s knowledge and based upon a field inspection, the subject appears to be in compliance with the relevant zoning codes, unless otherwise noted. However, the Appraiser is not qualified to determine the precise location of the improvements and their compliance with setback and other dimensional requirements. In order to determine exact compliance with the code, a plot plan and survey performed by a Registered Land Surveyor or Professional Engineer, in conformance with Chapter 89-C of the General Statutes of North Carolina would be necessary.

25. The liability of the appraiser and the firm is limited to the client only and to the fee actually received by the Appraiser. Further, there is no accountability, obligation or liability to any third party. If this report is placed in the hands of anyone other than client, the client shall make such party aware of all limiting conditions and assumptions of the assignment and related discussions. The Appraiser is in no way responsible for any costs incurred to discover or correct any deficiencies of any type present in the property; physically, financially, and/or legally. In the case of limited partnerships or syndication offerings or stock offerings in property, client agrees that in case of lawsuit (brought by lender, partner or part owner in any form of ownership, tenant, or any other party), any and all awards, settlements of any type in such suit, regardless of outcome, client will hold appraiser completely harmless in any such action.

26. Acceptance of, and/or use of, this appraisal report by client or any third party constitutes acceptance of the above conditions. APPRAISER LIABILITY EXTENDS ONLY TO STATED CLIENT, NOT SUBSEQUENT PARTIES OR USERS, AND IS LIMITED TO THE FEE RECEIVED.

27. The observed condition of the foundation, roof, exterior walls, interior walls, floors, heating system, plumbing, insulation, electrical service, and all mechanicals and construction is based on a casual inspection only and no detailed inspection was made. For instance, we are not experts on heating systems and no attempt was made to inspect the interior of the furnace. The structures were not checked for building code violations and it is assumed that all buildings meet the building codes unless so stated in the report.

28. Some items such as conditions behind walls, above ceilings, behind locked doors, or under the ground are not exposed to casual view and, therefore, were not inspected. The existence of insulation (if any is mentioned) was found by conversation with others and/or circumstantial evidence. Since it is not exposed to view, the accuracy of any statements about insulation cannot be guaranteed.

29. Because no detailed inspection was made, and because such knowledge goes beyond the scope of this appraisal, any observed condition comments given in this appraisal report should not be taken as a guarantee that a problem does not exist. Specifically, no guarantee is made as to the adequacy or condition of the foundation, roof, exterior walls, interior walls, floors, heating system, air conditioning system, plumbing, electrical service, insulation, or any other detailed construction matters. If any interested party is concerned about the existence, condition, or adequacy of any particular item, we would strongly suggest that a construction expert be hired for a detailed investigation. This appraisal is based upon the assumption that the building components are in good working order, unless a contrary condition is specifically mentioned, if this is not a valid assumption, then we reserve the right to revise the appraisal accordingly.

30. No survey was furnished showing the delineation of wetlands areas, even though I requested such a survey. I am not an expert in the field of delineation of wetlands areas. It is recommended that a qualified engineer be obtained in order to delineate any wetlands areas that might be located on the property. This appraisal assumes that the development of the subject property is not negatively affected by the location of wetlands areas on the property and I reserve the right to revise the appraisal accordingly if this is found not to be the case.

31. It is assumed that there is full compliance with all applicable federal, state, and local environmental regulations and laws unless non-compliance is stated, defined and considered in the appraisal report. It is assumed that all applicable zoning and use of regulations and restrictions have been complied with, unless a non-conformity has been stated, defined, and considered in the appraisal report.

32. It is assumed that all required licenses, consents or other legislative or administrative authority from any local, state, or national government or private entity or organization have been or can be obtained or renewed for any use on which the value estimate contained in this report is based.

33. No engineering survey was made or caused to be made by the appraiser, and any estimate of fill or other site work was based on visual observation and the accuracy of required fill is not guaranteed. No test borings or typing and analysis of subsoils were made or caused to be made by the appraiser, and the appraiser assumes no responsibility for the presence of any adverse conditions, or for any engineering, which might be required to discover such a condition.

34. This appraisal should not be considered a report on the physical items that are a part of this property. Although the appraisal may contain information about the physical items being appraised (including their adequacy and/or condition), it should be clearly understood that this information is only to be used as a general guide for property valuation and not as a complete or detailed physical report. The appraisers are not construction, engineering, or legal experts, and any opinion given on these matters in this report should be considered preliminary in nature.

35. Engineering analyses of the subject property were neither provided for use nor made a part of this appraisal contract. Any representation as to the suitability of the property for uses suggested in this analysis is therefore based only on a rudimentary investigation by the appraiser and the value conclusions are subject to said limitations.

36. All values shown in the appraisal report are projections based on our analysis as of the date of the appraisal. These values may not be valid in other time periods or as conditions change. Since the projected mathematical models are based on estimates and assumptions that are inherently subject to uncertainty and variation depending upon evolving events, we do not represent them as results that will actually be achieved.

37. This appraisal is an estimate of value based on an analysis of information known to us at the time the appraisal was made. We do not assume any responsibility for incorrect analysis because of incorrect or incomplete information. If new information of significance comes to light, the value given in this report is subject to change without notice.

38. Any before-tax investment analysis and resulting measures of return on investment are intended to reflect only possible and general market considerations, whether used to estimate value or return on investment given a purchase price. Please note that the appraiser does not claim expertise in tax matters and advises client to seek competent tax advice.

39. Proposed improvements, if any, on or off-site, as well as any repairs or alterations required are assumed for purposes of this appraisal to be completed in good and workmanlike manner according to information submitted and/or considered by the appraiser. In cases of proposed construction, the appraisal is subject to change upon inspection of property after construction is completed. This estimate of market value is as of the date shown, and if proposed, as if completed and operating at levels shown and projected.

40. Acceptance of and/or use of this report constitutes acceptance of all of the foregoing assumptions and limiting conditions.

41. This appraisal assignment was not based on a requested minimum valuation, a specific valuation, or approval for a loan.

42. The contents of this appraisal are copyrighted by Tom J. Keith & Associates, Inc. and no part of this report may be reproduced without the written permission of the publisher.

43. If the subject property being appraised is a multi-tenant property, an attempt to inspect all units will be made; however, if it is not possible or practical to inspect all units, an attempt to inspect one of each type of unit will be made.

44. The appraiser is not an expert in wetland determinations, building codes, soils, endangered species, or any other government regulations or disciplines. The appraiser has attempted to simulate the actions of the typically informed buyers or sellers in the market and relied on data that typical buyers and sellers would rely on to value the property or make a decision to buy or sell the property. It is assumed that the buyers and sellers are assumed to be reasonably informed or advised and that they may not engage the services of experts in every aspect of the property or the regulations affecting the property for to do so would be too costly and excessively time consuming. Therefore the appraiser assumes no responsibility for a changing interpretation or a change in government regulations that may affect the value of the property.

45. If this is a Business Valuation Report it is an economic report designed to provide a review of the market value as well as the economic impact of a variety of purchase structures. It is not an accounting report, and it should not be relied on to disclose hidden assets or to verify financial reporting. It is an opinion of value of the specific assets and liabilities considered by this appraiser.

46. If this is a Business Valuation Report the appraiser has accepted the financial statements of the entity without additional verification. The statements consist of Balance Sheets, Income Statements, and Statements of Cash Flows. The statements have not been audited by us, and their accuracy is the sole responsibility of management.

47. The appraiser has relied on representations made by the owner about the background, history and potential performance of the business. These representations are believed to be reliable, but no responsibility is assumed for their accuracy.

48. The report and its conclusion are subject to review upon the presentation of data that may have been undisclosed or not available at this writing.

49. This valuation was based in part on forecasts of revenues, earnings, and other matters as estimated by the management of the Company. Some assumptions inevitably will not prove true, and numerous unanticipated events and circumstances may occur. Therefore, the actual performance in the areas forecasted will vary from the forecast, and the variations may be material. Tom Keith & Associates, Inc. expresses no assurance whatsoever on the likelihood of achieving the forecasts or on the reasonableness of the assumptions, representations, and conclusions. Any such forecasts are presented as part of the appraisal for valuation purposes only, and are not intended to be used separately or for any other purpose, including to obtain credit, make investment or purchase decisions, or solicit investors. Any third parties must independently examine the outlook for the Company and make their own separate determinations and should employ qualified advisors to assist them in doing so.

50. No “fairness opinion” of any kind is expressed regarding the stock in the Company or for any pending or contemplated transaction of any kind. This valuation and its findings are not valid for use in a forced redemption of shares held by any of the Company’s shareholders.

51. Trade Secrets: This appraisal was obtained from Tom J. Keith & Associates, Inc. and consists of “trade secrets and commercial or financial information” which is privileged and confidential and exempted from disclosure under 5 U.S.C. 552(b)(4). Notify the appraiser signing the report of any request to reproduce this appraisal in whole or part.

CURRICULUM VITAE

of

TOM J. KEITH, MAI, SRA, ASA, CBA

121 S. Cool Spring Street

Fayetteville, North Carolina, 28301

CAREER & PROFESSIONAL EXPERIENCE in Chronological Order

        (Page 3 begins listing by category)

1964 to Present Investment and portfolio manager of several closely-held family businesses holding stocks, real estate and operating businesses in North Carolina. These firms were involved in operating retail stores, restaurants, tree farms, single and multi-family residential, commercial, industrial, agricultural, resort and non-resort development real estate. Assisted in the dissolution of these businesses from 1980 to 1998. In 1970 established Tom J. Keith & Associates, Inc. to provide specialized business and real estate valuation and consulting services.

1965	Licensed, North Carolina Real Estate Broker (#9363)

1965	Granted Membership, Lumberton Board of Realtors, NCAR, NAR

1966	Graduate, North Carolina Realtors Institute

1968	Qualified, North Carolina Electrical Contractor, #4148U

1968	Elected, President, Lumberton Board of Realtors

1969	Employed, George T. Paris, Registered Land Surveyor

1970	Registered, North Carolina Land Surveyor #1299

1970	Engaged in the full-time appraisal and general real estate business as broker and appraiser with part-time responsibilities for investment evaluation mentioned above.

1970	Approved, HUD Appraiser

1970	Approved, VA Appraiser and Compliance Inspector

1970	Approved, FHA Appraiser

1971	Admitted to Membership, American Right-of-Way Association, Chapter 31

1972	Designated, RM, American Institute of Real Estate Appraisers (#481)

1973	Elected RM Director, American Institute of Real Estate Appraiser, Chapter 40

1974	Elected MAI Member, American Institute of Real Estate Appraisers, (#5194)

1974	Elected ASA Senior Member, Urban Real Estate, American Society of Appraisers

1975	Elected, SRA Member, Society of Real Estate Appraisers

1975	Elected, SRPA Member, Society of Real Estate Appraisers

1975	Admitted as Appraiser Member, American Farm Managers and Rural Appraisers, NC Chapter

1978	Elected, President, Society of Real Estate Appraisers, Chapter 190

1980	Appointed Member, AIREA Appraisal Grading Committee

1981	Designated, Certified Review Appraiser, National Association of Review Appraisers (#9868)

1983	Designated, Registered Mortgage Underwriter, National Assoc of Review Appraisers

1983	Elected Member, Fayetteville Area Board of Realtors

1986	Appointed Member, Professional Standards Committee, SREA Chapter 190

1987	Completed, Woodland Management Correspondence Course, N C Agricultural Extension

1988	Appointed Chairman, Professional Standards Committee, SREA Chapter 190

1989	Appointed to the N C Real Estate Commission’s first Real Estate Appraisal Committee for the licensing, certification, and regulation of appraisers. (3 year term) Chairman (1989).

1990	Certified, North Carolina State Certified General Real Estate Appraiser Certificate Number 1.

1990	Adjunct Professor of Real Estate Appraising of State Appraisal courses R1, R2, R3, G1, G2, G3 at Fayetteville Technical Community College (1990-91)

1991	Appointed to the N C Real Estate Appraisal Board for the licensing, certification, and regulation of appraisers, 1991-95, Chairman 1991.

1992	Appointed to the Cumberland County Board of Equalization and Review (1992-96, reappointed 1996 for 3 years.

1995	Designated “Certified Business Appraiser” (CBA) by The Institute of Business Appraisers

1996	Appointed to N. C. Appraisal Board for the licensing and regulation of appraisers, 1996-99.

1998	Appointed Director of North Carolina Citizens for Business & Industry (NCCBI)

1998	Appointed to Youth Growth Stock Trust Fund, United Way of Cumberland County.

2003	Appointed to Chair, Center for Entrepreneurship Advisory Board

2003	Appointed to City of Fayetteville Board of Adjustment for 3 year term.

2003	Designated “ASA in Business Valuation” (ASA) by the American Society of Appraisers

2003	Elected Chairman, FAEDC Property Committee

2004	Appointed to Fayetteville Area Economic Development Corporation Board of Directors

2005	Appointed to Cumberland County Business Council (CCBC) Board of Directors

2005	Appointed to CCBC Executive Committee, Executive Committee

2006	Appointed to Board of Directors of the Campbell University Foundation, Inc.

2005	Elected Chairman of Campbell University Golf Course Committee.

2006	Appointed to Campbell University Comm. To Study Moving Law School to Raleigh, NC.

2006	Appointed to Mayor’s “Fayetteville Retail Market Opportunity Study,”

2006	Elected Deacon, Snyder Memorial Baptist Church.

2006	Appointed to Army Community Heritage Partnership (ACHP) Property Development Task Force,

2006	Appointed to Marquis Society United Way of Cumberland County,

EDUCATIONAL INFORMATION

Campbell University, BS Business Administration, 1964

Realtors Institute Course A - University of North Carolina, 1964

Realtors Institute Course B - University of North Carolina, 1965

Realtors Institute Course C - University of North Carolina, 1966

Real Estate Appraisal Course I - University of Connecticut, AIREA, 1966

Real Estate Appraisal Course II - University of Virginia, AIREA, 1967

Real Estate Appraisal Course III - University of Georgia, AIREA, 1968

Real Estate Appraisal Course IV - University of Indiana, AIREA, 1969

Real Estate Appraisal Course VIII- Chicago, AIREA, 1970

Real Estate Appraisal Course VI - University of Tampa, AIREA, 1975

Real Estate Appraisal Course Exam 101 - SREA, 1974

Real Estate Appraisal Course Exam 102 - SREA, 1974

Real Estate Appraisal Course Exam R2 - SREA, 1975

Woodland Management Course, NC Agricultural Extension, 1987

Standards of Professional Practice - SREA, 1989

Standards of Professional Practice - AIREA, (no exam) 1989

The Computerized Approach to Hotel Valuations and Market Studies - Cornell University 1991

Business Valuation Course BV 201 - Tampa - ASA, 1992

Business Valuation Course BV 202 - Georgetown Unit - ASA, 1993

Business Valuation Course BV 203 - Georgetown Unit - ASA, 1993

Business Valuation Course BV 204 - Georgetown Unit - ASA, 1994

Business Valuation Course BV 205 - Boston, Mass - ASA, 1996

Standards of Professional Practice - AI, 1993

Standards of Professional Practice, Part A & B - AI, 1996

Standards of Professional Practice, Part C - AI, 2001

LICENSES, CERTIFICATIONS, & DESIGNATIONS:

NC licensed Real Estate Broker, 1965, #9363

Graduate, Realtors Institute, GRI, 1966,

First Class FCC Radio Telephone Certificate 1964,

NC Licensed Electrical Contractor, 1968, #4148U,

NC Registered Land Surveyor, 1970, #1299,

Approved HUD Appraiser, 1970,

Approved VA Appraiser, 1970,

Approved VA Compliance Inspector, 1971,

Residential Member, RM, American Institute of Real Estate Appraisers, 1972,

Member Appraisal Institute, MAI, #5194, American Inst. of Real Estate Appraisers, 1974,

Accredited Senior Appraiser (ASA) Urban Real Estate, American Society of Appraisers, 1974,

Senior Residential Appraiser, SRA, Society of Real Estate Appraisers, 1975,

Senior Real Property Appraiser, SRPA, Society of Real Estate Appraisers, 1975,

Certified Review Appraiser, National Assoc. of Review Appraisers, 1981, #9868,

Registered Mortgage Underwriter, National Assoc. of Review Appraiser, 1983,

NC Licensed/Certified General Real Estate Appraiser, 1991, #1,

Certified Business Appraiser, CBA, The Institute of Business Appraisers, 1995

Certified “ASA in Business Valuation” by the American Society of Appraisers, 2003

COMMITTEES, BOARDS & OTHER AFFILIATIONS

Member, NC Chapter 40, AIREA, 1973- ,

Member, NC Chapter 190, Society of Real Estate Appraisers, 1975-,

Member, NC Chapter ASA, 1974 - ,

Member, Cumberland County Shrine Club, 1982-,

Member, Fayetteville Area Chamber of Commerce, 1985 - ,

Member, Admissions Committee, AIREA NC Chapter 40, 1975,

Member, Lumberton Board of Realtors, 1964 - 1980,

Member, Fayetteville Area Board of Realtors, 1980 -,

Member, Fayetteville Area Board of Realtors Grievance Committee, 1990,

Member, AIREA Demonstration Grading Committee, 1976 - 1980,

Member, Professional Standards Committee, SREA Chapter 190, 1986 - 88,

Member, North Carolina Forestry Association, 1967-,

Member, Governor’s committee on Forestry Planning for the year, 2000, 1984,

Member, Campbell University Presidential Board of Advisors, 1975-1987, 1997-00, 2000-2001,

Member, Life Member, North Carolina Nature Conservancy, 1987-,

Member, Adjunct Faculty, FTCC, Real Estate Appraisal Courses R1, R2, R3, G1, G2, G3, 1990-

Member, North Carolina Citizens for Business & Industry, 1992-, Environmental Comm. 1993-95,

Member, NC Appraisal Committee for Licensing Appraisers, 1989 - 91,

Member, NC Appraisal Board for the Licensing of Appraisers, 1991 - 95, 1996 - 99,

Member, NC Chapter 31 of the American Right of Way Association, 1971 - .

Member, NC Chapter of the American Farm Managers & Rural Appraisers, 1975 - ,

Member, Youth Growth Stock Trust, United Way of Cumberland County, 1998-,

Member, Cumberland County Board of Equalization & Review, 1992 - 1998,

Member, City of Fayetteville, NC, Board of Adjustments - 2000 - 2003, 2003 - 2006,

Member, Cumberland County Manufactured Housing Task Force, 2001 - 2002

Member, Fayetteville Area Economic Development Corp, 1985 –

Member, Cumberland County Business Council – 2003 –

Member, ASA in Business Valuation, by the American Society of Appraisers, 2003 –

Member, Mayor’s Committee for a Fayetteville Retail Market Opportunity Study (2006-),

Member, CCBC Army Community Heritage Partnership Property Development Task Force (2006-),

Member, Marquis Society of the United Way of Cumberland County (2006),

Trustee, Campbell University, 1988-90, 1992 -96, 1998-2001, 2002-2005, Exec Comm. 2005-

Trustee, Snyder Memorial Baptist Church, 1988- ,

Trustee, Youth Growth Stock Fund Advisory Board, United Way, 1999-,

Deacon, Snyder Memorial Baptist Church, 1986-89, 1991-93, 1996-99, 2000-03, 2007-09,

Director, Robeson County Farm Bureau, 1965-1970,

Director, Boys and Girls Club of Cumberland County, 1995-

Director, Wachovia Bank & Trust Company, Lumberton, 1975-1980,

Director, RM, Chapter 40, AIREA, 1972,

Director, Forest Industries Telecommunications National Board, 1987- ,

Director, Fayetteville Area Chamber of Commerce, 1989-1991,

Director, First Board of Association of Appraiser Regulatory Officials, 1990-92

Director, Fayetteville Symphony, 1988-91,

Director, Olde Fayetteville Association, Seq, Fayetteville Partners, 1995-

Director, North Carolina Citizens for Business & Industry, 1998-2002, 2002-2006, Wetlands Comm.

Director, Cape Fear Botanical Garden, 1998-01,02-05,

Director, Fayetteville Area Economic Development Association, 2002-2005,

Director, Cumberland County Business Council (CCBC), 2005-2008, Exec. Comm (2005-7)

Director, Campbell University Foundation, Inc. 2006-

President, Lumberton Board of Realtors, 1968,

President, NC Chapter of the Society of Real Estate Appraisers, 1978

President, Cliffwood Retirement Community, 1999-2000,

President, North Carolina Appraiser’s Foundation, 1998-,

Vice President, Cliffwood Retirement Community, 1996 -98 ,

Chairman, Professional Standards Committee, SREA Chapter 190, 1988,

Chairman, NC Appraisal Committee for Licensing of Appraisers, 1989,

Chairman, First, NC Appraisal Board for the Licensing of Appraisers, 1991,

Chairman, Center for Entrepreneurship Advisory Board, Methodist College, 2003 -

Chairman, FAEDC, Industrial Property Management Committee, 2003, 2004

Chairman, CCBC, Industrial Property Management Committee, 2005

Chairman, Campbell University Golf Course Committee, 2005-

COURT TESTIMONY

1972 First Qualified as expert in real estate appraising-Robeson County Superior Court

1978 First Qualified as expert in real estate appraising-Wake County Superior Court

1980 First Qualified as expert in real estate appraising-Bladen County Superior Court

1980 First qualified as expert in real estate appraising-Eastern Dist Fed Bankruptcy Court

1984 First Qualified as expert in real estate appraising-Cumberland County Superior Court

1990 First Qualified as expert in real estate appraising-Mecklenburg County District Court

1993 First Qualified as expert in real estate appraising before the NC Property Tax Commission,

1996 First Qualified as expert in Business Valuation - Cumberland County District Court,

1996 First Qualified as expert in real estate appraising - Pitt County Superior Court,

1996 First Qualified as expert in real estate appraising - U.S. District Court, Middle District of NC,

1996 First Qualified as expert in real estate appraising - U.S. Tax Court - Winston Salem, NC

1997 First Qualified as expert in Business Valuation - U.S. Bankruptcy Court, Eastern District of NC,

1999 First Qualified as expert in real estate appraising - Lee County District Court,

From 1972 to present-Testified before various commissioners hearings, ad valorem tax boards, zoning boards, mediations, arbitrations, in matters of equitable distribution, condemnation, contamination, damages, business valuations, impact of zoning changes, etc.

Ask for complete listing of “Court Testimony” providing details about each individual case.

PERSONAL INFORMATION

Born May 31, 1941, Lumberton, N. C.

Married, three sons

Deacon, Snyder Memorial Baptist Church (1986-88), (1990-93), (1996-99), (2000-2003)

Member of Navigators (1982)

Licensed Private Pilot (1970)

Exalted Ruler, Lumberton Elks (c.1974)

Member, Highland Country Club (1985-)

Scottish Rite Mason and Shriner (1972-)

Member, Fayetteville Kiwanis Club (1982-)

Member, Cape Fear Toast Masters, (1981-1990), Executive VP (1987)

Hobbies: Investments, Politics, Forestry, Reading, Photography, and Music

Council Member, Boy Scouts of America, Troop 0747, Fayetteville, NC (2006, 2007)

Awards

2003, “The Alumni Service Award,” Presented by The Alumni Associatin of Campbell University.

2004, “The Baptist Heritage Award” presented by the North Carolina Baptist Foundation and the Council on Christial Higher Education.

PRINCIPAL CLIENTS

F.D.I.C.

Realtors

Investors

Attorneys

E.I. DuPont

Centura Bank

Weyerheauser

Boise Cascade

New East Bank

Barclays American

First Citizens Bank

City of Fayetteville

Campbell University

U. S. Postal Service

McDonald’s Corporation

Burger King Corporation

U.S. Corps of Engineers

Chrysler First Corporation

Exxon Oil Company, U.S.A.

International Paper Company

Resolution Trust Corporation

Farmers Home Administration

General Services Administration

Cape Fear Valley Medical Center

Carolina Power and Light Company

National Westminster Bank, U.S.A.

NationsBank of North Carolina, N.A.

North Carolina Department of Transportation

North Carolina Department of Administration

Wachovia Bank and Trust Company, Trust Department

First Federal Savings and Loan Association of Dunn, North Carolina

First Union National Bank, Commercial and Residential Loan Department

County of Cumberland, Consultant to Tax Assessor during 1988 Reevaluation

Southern National Bank, Trust, Commercial and Residential Loan Departments

Homequity (Awarded certificate for most accurate results for Cumberland County, 1986)

PUBLISHED WORKS

“Applying Discounted Cash Flow Analyses to Land in Transition”, The APPRAISAL JOURNAL, The Appraisal Institute, Chicago, IL, October, 1991, p. 458-470

“Plat Check, Version 1.7”,1/1990, THE QUARTERLY BYTE, Appraisal Institute, Chicago, IL, p10.

“Traverse PC”, 3/89, THE QUARTERLY BYTE, The Appraisal Institute, Chicago, IL, p 14-15.

“Basic Map-Making Tools and Fundamentals of Area Determination”, THE APPRAISAL JOURNAL, The American Institute of Real Estate Appraisers, Chicago, IL, April, 1978, p. 281-287

“Reviewing the Income Approach”, APPRAISAL & MORTGAGE UNDERWRITING REVIEW JOURNAL, National Association of Review Appraisers & Mortgage Underwriters, Scottsdale, AZ, Volume 13, Number 3, Winter 1993, p. 27-40.

“Appraiser’s Report”, published by Tom J. Keith & Associates, Tom J. Keith, editor, 1990 - , 20,000 circulation.

SPEECHES AND PRESENTATIONS

1990,	Raleigh, NC, Testimony before the RTC Oversight Committee about disposal of Properties and value at liquidation versus value allowing normal marketing time.

1991,	Washington, DC, Member of three member Appraisal Foundation Panel on Development of Appraiser Examinations and Educational Requirements of Appraisers before a group of about 300 appraisers who were establishing licensing laws to license appraisers for their various states to comply with Title XI of the Savings and Loan bailout bill.

1995,	Raleigh, NC, Presentation on Commercial Real Estate Trends in Eastern NC before the Robert Morris Associates Eastern Chapter, March 30, 1995.

1995,	Fayetteville, NC, Presentation before Downtown Redevelopment Committee about land to building ratio vs. value of office and retail space in Central Business District of Fayetteville, NC, April 5, 1995.

1995	“Land in Transition - Fish or Fowl” presentation at IAAO Legal Seminar in Orlando, Fla, May 23, 1995.

1995	“Business Valuations in Small Business Succession Plans,” presentation at Small Business Center, Roanoke-Chowan Community College, Ahoskie, NC

1996	“Does Your Appraisal Report Conform to IRS Rules?” and “Support for Discounts” presented to CPA Continuing Professional Education Forum in Durham and Raleigh, NC on November 20-21, 1996.

1998	“Business Valuation and Discount,” lecture for the Estate Planning class at Campbell University Law School, February 26, 1998.

SPEECHES AND PRESENTATIONS, con’td

July 17, 1998, Fayetteville, NC, Presentation and explanation of charts in 1998 “Valuation Issues” newsletter to Board of Directors of the Fayetteville Area Chamber of Commerce.

August 5, 1998, Fayetteville, NC, Presentation and explanation of value trend charts in 1998 “Valuation Issues” newsletter to Board of Directors of the Fayetteville Partnership, Inc.

October 29, 1998, Fayetteville, NC, Presented Seminar to Cape Fear Society of Surveyors entitled: “Valuation Factors to consider in Division of Property and a Case Study of an Actual Division.”

March 19, 1999, Raleigh, NC Served on three-person panel to present current appraisal trends and values of office, retail, subdivisions, apartments, and industrial properties before Eastern North Carolina Group of Robert Morris Associates (RMA).

October 4, 2000, Fayetteville, NC, Presentation at Conservation Easement Seminar about “The Appraisal Process - How Much is Your Conservation Easement Worth?”

March 29, 2001, Fayetteville, NC, Presentation to The Cape Fear Chapter of N.C.S.S. about valuing surveying firms.

July, 2001, Fayetteville, NC, Presentation to Sumner & McFayden, CPA’s, about Business Valuation.

October 3, 2001, Lillington, NC, Presentation about how to value Mobile Home Parks and Statistical Analysis of Data to 10 County Tax Assessors and NC Department of Revenue.

June 28, 2003, Fayetteville, NC, Presentation to the Historic Resources Commission about the Impact of parking on the value of CBD buildings.

June 5, 2003, Fayetteville, NC, Presentation to the Downtown Development Corporation about the need for parking to preserve the value of the CBD buildings.

June 26, 2003, Hope Mills, NC, Presentation to Sandhills Area Land Trust, Rockfish Creek Legacy Program about valuation of conservation easements.

July 24, 2003, Fayetteville, NC, Three hour Seminar on “Business Valuations” as part of the Methodist College, Center for Entrepreneurship Succession Forum.

May 4, 2006, Fayetteville, NC, Session on the Value of Parking and what is enough parking in Downtown Fayetteville to the Development Committee of the Cumberland County Business Council.

May 9, 2007, Fayetteville, NC, Seminar on “Attorneys, Accountants, and Appraisers: Your Estate Planning Team” as part of Business Succession Forum Network, Center for Entrepreneurship, Methodist Univ

QUALIFICATIONS OF THE APPRAISER

Matthew Adams

121 S. Cool Spring Street

Fayetteville, NC 28301

MEMBERSHIPS, AFFILIATIONS, LICENSES

North Carolina Registered Trainee Real Estate Appraiser - T5622

RELATED EDUCATION

Graduate of Campbell University (2011)
Bachelor of Business Administration

Brightpath, Raleigh (2013)
Basic Appraisal Principles
Basic Appraisal Procedures
Residential Market Analysis and Highest & Best Use
National Uniform Standards of Professional Appraisal Practice (USPAP) Course, 15 hour

Appraisal Institute
General Appraiser Site Valuation and Cost Approach (Atlanta, GA)
General Appraiser Income Approach, Part 1 (Atlanta, GA)
General Appraiser Income Approach, Part 2 (Atlanta, GA.)

5. COMMUNITY COMMERCIAL (CC) DISTRICT

CC
COMMUNITY COMMERCIAL DISTRICT

PURPOSE

DIMENSIONAL STANDARDS

<table>
<tr><th>Dimensional Standard</th><th>Nonresidential</th><th>Mixed-use</th><th>All Other Uses</th><th>Accessory Structures</th></tr>
<tr><td>Lot area, min. (sq ft)</td><td>10,000</td><td>8,000</td><td>15,000</td><td>n/a</td></tr>
<tr><td>Lot width, min. (ft)</td><td colspan="3">45</td><td>n/a</td></tr>
<tr><td>Gross residential density, max. (dwelling units/acre) [1]</td><td>10</td><td>16</td><td>12</td><td>n/a</td></tr>
<tr><td>Lot coverage, max. (% of lot area)</td><td colspan="3">65</td><td>[2]</td></tr>
<tr><td>Height, max. (ft)</td><td colspan="3">65</td><td>25; 15 where abutting a single-family zoning district or use</td></tr>
<tr><td>Front and corner side setback, min. (ft) [3]</td><td colspan="3">25; 60 ft from street centerline</td><td rowspan="2">Not allowed in front, corner side, or side yard areas</td></tr>
<tr><td>Side setback, min. (ft) [3]</td><td colspan="3">3; 15 where abutting a single-family zoning district or use</td></tr>
<tr><td>Rear setback, min. (ft) [3]</td><td colspan="3">3; 20 where abutting an alley or single-family zoning district or use</td><td>20</td></tr>
<tr><td>Spacing between buildings, min. (ft)</td><td colspan="3">20</td><td>5</td></tr>
<tr><td>Zero lot line development standards</td><td colspan="4">Zero lot line development shall comply with the applicable maximum gross residential density standards. Setbacks and lot area for lots abutting the perimeter of the development shall meet the district minimums; otherwise no setbacks, lot area, lot coverage, or building spacing requirements shall apply. [4]</td></tr>
</table>

Article 30-3: Zoning Districts Section E: Business Base Zoning Districts
Subsection 5: Community Commercial (CC) District
5. COMMUNITY COMMERCIAL (CC) DISTRICT
PURPOS[
The Community Commercial (CC) District is established and intended to accommodate a
CC diverse range of medium- to high-intensity retaiL service, and office uses that provide goods and services serving the residents and businesses in the community at large—e.g., shopping centers, convenience stores, retail sales establishments, and heavier commercial uses (subject to approval
COMMUNITY of a Special Use Permit (see Section 30-2.C.7)). The district is typically located along major
COMM ERC IAL arterials, at the intersection of arterials, and along growth corridors identified in City plans.
Higher-density residential uses are encouraged on the upper floors of nonresidential
DISTRICT establishments, and nay exist as stand-alone buildings as part of a larger horizontal mixed-use development The district is subject to standards intended to ensure development is compatible with surrounding uses as well as the design standards in Article 30-5: Development Standards.
DIMENSIONAL STANDARDS
DIMENSIONAL STANDARD NONRESIDENTIAL MIXED-USE ALL OTHER USES ACCESSORY STRUCTURES
Lot area, mm. (sq if)
10,000 8,000 15,000
n/a
Lot width, mm. (if)
45
n/a
Gross residential density, ma
.
(dwelling_unit/acre)_[I]
10 16 12
n/a
Lot coverage, nax. (% of lot area)
65
[2]
Height max. (ft)
65
25; 15 where abutting a
single-timily zoning district
or use
Front and corner side setback, mm. (ft) [3]
.
25, 60 ft from street centerhne
Not allowed in front corner
side, or side yard areas
Side setback, mm. (if) [3]
3; 15 where abutting a single-family zoning district or use
Rear setback, mm. (if) [3]
3; 20 where abutting an alley or single-family zoning district or use
20
Spacing between buildings, mm. (if)
20
5
Zero lot line development standards
Zero lot line development shall comply with the applicable maximum gross residential density standards. Setbacks and lot area for lots abutting the perimeter of the development shall meet the district minimums; otherwise no setbacks, lot area, lot coverage, or building spacing requirements shall apply. [4]
NOTES:
[I] Gross residential density nay be increased by up to 10 percent for development located within an “incentive area” as identified on the Official Zoning Map.
[2] Accessory structures/use areas shall not exceed the lesser ot 1,500 square fret in size or 30 percent of the allowable lot coverage. [3] Minimum setbacks for nonresidential, multi-family, and mixed-uses shall be increased by five fret for all building walls 25 feet or more above grade.
[4] Zero lot line development on a tract or site of three acres in area or less shall require Special Use Permit approval (see Section 30- 2.C.7, Special Use Permit).
City of Fayetteville, North Carolina
Unified Development Ordinance Page 3-30
22203-001 1 70ct201 5 02c39 QTA Page 278
EX1 6C6, pdf Confidential FOIA Treatment Requested

Figure 30-3.E.5.a: CC Typical Lot Pattern

CC

Figure 30-3.E.5.b CC Typical Building Form

SINGLE-FAMILY RESIDENTIAL
lot area: 15,000 sf min.
lot coverage: 65% max.
NONRESIDENTIAL
lot area: 8,000 sf min.
rear setback 20' min.
rear setback 3' min.
MIXED-USE
side setback 15' min.
side setback: 3' min.
height: 65' max.
20' between buildings min.
front setback: 25' min.
Lot width: 45' min.
ultimate ROW line
Setbacks re increased 5 feet for
all building walls 25 feet or more
above grade.

Figure 30-3.e.5.c: CC Typical Building/Lot Configuration

Page 3-31
City of Fayetteville, North Carolina
Unified Development Ordinance

End of Report